                                                                     EXHIBIT 2.1


                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                            ThermoSpectra Corporation

                                   ("SELLER")

                                       AND

                                  GenRad, Inc.

                                    ("BUYER")



                                 March 24, 2000


ARTICLE I         STOCK AND ASSET PURCHASE........................................................................2

1.1      Sale and Transfer of SRT Stock; Purchase and Sale of Assets;
         Assumption of Liabilities................................................................................2
1.2      Purchase Price and Related Matters......................................................................11
1.3      The Closing.............................................................................................12
1.4      Deferred Transfers......................................................................................14

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF SELLER.......................................................18

2.1      Organization, Qualification and Corporate Power.........................................................18
2.2      Capitalization; Title to Property.......................................................................20
2.3      Authority...............................................................................................21
2.4      Noncontravention........................................................................................22
2.5      Subsidiaries............................................................................................23
2.6      Financial Statements....................................................................................23
2.7      Absence of Certain Changes..............................................................................23
2.8      Undisclosed Liabilities.................................................................................26
2.9      Tax Matters.............................................................................................27
2.10     Tangible Personal Property..............................................................................29
2.11     Owned and Leased Real Property..........................................................................30
2.12     Intellectual Property...................................................................................31
2.13     Contracts...............................................................................................32
2.14     Litigation..............................................................................................36
2.15     Labor Matters...........................................................................................36
2.16     Employee Benefits.......................................................................................37
2.17     Environmental Matters...................................................................................40
2.18     Legal Compliance........................................................................................43
2.19     Permits.................................................................................................43
2.20     Entire Business.........................................................................................44
2.21     Brokers' Fees...........................................................................................44
2.22     Insurance...............................................................................................44
2.23     Business Relationships with Affiliates..................................................................44
2.24     Suppliers and Customers; Accounts Receivable............................................................44
2.25     Product Warranties......................................................................................45
2.26     Physical Plants.........................................................................................46
2.27     Inventory...............................................................................................46

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF BUYER........................................................46

3.1      Organization............................................................................................46
3.2      Authorization of Transaction                ............................................................46
3.3      Noncontravention........................................................................................47
3.4      Broker's Fees...........................................................................................47



3.5      Litigation..............................................................................................47
3.6      Investment Intent.......................................................................................48
3.7      Financing...............................................................................................48
3.8      Solvency................................................................................................48
3.9      No Knowledge of Misrepresentation or Omission...........................................................49

ARTICLE IV        [RESERVED]                .....................................................................49

ARTICLE V         [RESERVED]                .....................................................................49

ARTICLE VI        INDEMNIFICATION................................................................................49

6.1      Indemnification by Seller...............................................................................49
6.2      Indemnification by Buyer................................................................................51
6.3      Claims for Indemnification..............................................................................53
6.4      Survival................................................................................................55
6.5      Limitations.............................................................................................56
6.6      Treatment of Indemnification Payments...................................................................60

ARTICLE VII  [RESERVED]..........................................................................................60

ARTICLE VIII  [RESERVED].........................................................................................60

ARTICLE IX        TAX MATTERS....................................................................................60

9.1      Preparation and Filing of Tax Returns; Payment of Taxes.................................................60
9.2      Allocation of Certain Taxes.............................................................................62
9.3      Refunds and Carrybacks..................................................................................63
9.4      Cooperation on Tax Matters; Tax Audits..................................................................65
9.5      Termination of Tax Sharing Agreements...................................................................66

ARTICLE X         FURTHER AGREEMENTS.............................................................................67

10.1     Access; Record Retention; Cooperation...................................................................67
10.2     Director and Officer Indemnification....................................................................70
10.3     Covenant Not to Compete.................................................................................71
10.4     Non-Solicitation........................................................................................72
10.5     Disclosure Generally....................................................................................72
10.6     Acknowledgments by Buyer................................................................................73
10.7     Certain Insurance Matters...............................................................................74
10.8     Certain Employee Benefits Matters.......................................................................75
10.9     Resignations............................................................................................79
10.10    Further Assurances......................................................................................79
10.11    Bank Account Reconciliation.............................................................................80



10.12    Facility Leases.........................................................................................80
10.13    Use of Name for Transition Period.......................................................................80

ARTICLE XI        MISCELLANEOUS..................................................................................81

11.1     Press Releases and Announcements........................................................................81
11.2     No Third Party Beneficiaries............................................................................81
11.3     Action to be Taken by Affiliates........................................................................82
11.4     Entire Agreement........................................................................................82
11.5     Succession and Assignment...............................................................................82
11.6     Counterparts............................................................................................83
11.7     Headings................................................................................................83
11.8     Notices.................................................................................................83
11.9     Governing Law...........................................................................................85
11.10    Amendments and Waivers..................................................................................85
11.11    Severability............................................................................................85
11.12    Expenses................................................................................................86
11.13    Specific Performance....................................................................................86
11.14    Submission to Jurisdiction..............................................................................86
11.15    Bulk Transfer Laws......................................................................................87
11.16    Construction............................................................................................87
11.17    Incorporation of Exhibits and Schedules.................................................................87
11.18    Facsimile Signature.....................................................................................88


Disclosure Schedule
Schedules Sheet
Exhibits:
         Exhibit A       -   Form of Bill of Sale
         Exhibit B1      -   Form of Patent Assignment
         Exhibit B2          Form of Trademark Assignment
         Exhibit C       -   Form of Assumption Agreement
         Exhibit D       -   Form of Opinion of Seller's Counsel
         Exhibit E       -   Form of Opinion of Buyer's Counsel

                             TABLE OF DEFINED TERMS


DEFINED TERM                                 SECTION
Affiliates                                   2.7(a)
Allocation Schedule                          1.2(b)
Agreed Amount                                6.3(b)
Agreement                                    Preliminary Statement
Approval                                     1.4(a)(i)
Asset Allocation Schedule                    1.2(b)
Assumed Liabilities                          1.1(e)(xii)
Assumption Agreement                         1.1(e)
Business                                     Introduction
Business Bank Accounts                       2.7
Business Day                                 1.4(b)
Business Employee                            10.8(a)
Business Material Adverse Effect             2.1(a)
Business Payroll Accounts                    2.7
Business Plans                               2.16(a)
Business Policies                            2.22
Business Properties                          2.17(a)(viii)
Buyer                                        Preliminary Statement
Buyer's Knowledge Persons                    3.9
Buyer's Plan                                 10.8(d)
Buyer's 401(k) Plan                          10.8(c)
CERCLA                                       2.17(a)(i)
Claim Notice                                 6.3(b)
Claimed Amount                               6.3(b)
Closing                                      1.3(a)
Closing Date                                 1.3(a)
COBRA                                        10.8(h)
Code                                         1.2(b)
Confidentiality Agreement                    11.4
Competitive Business                         10.3
Damages                                      6.1
Deferred Items                               1.4(a)(ii)
Deferred Transfer                            1.4(b)
Designated Contracts                         2.13(b)



DEFINED TERM                                 SECTION
Designated Intellectual Property             2.12(a)
Designated Transferee                        11.5
Disclosure Schedule                          Article II
Employee Benefit Plan                        2.16(a)
Environment                                  2.17(a)(iii)
Environmental Law                            2.17(a)(v)
Environmental Matters                        2.17(a)(vi)
Equipment                                    1.1(b)(ii)
ERISA                                        2.16(a)
ERISA Affiliate                              2.16(a)
Excluded Assets                              1.1(c)
Excluded Liabilities                         1.1(f)
Facility                                     1.1(b)(i)
Financial Statements                         2.6
Governmental Entity                          2.4(b)
Hart-Scott-Rodino Act                        2.4
Indemnified Party                            6.3(a)
Indemnifying Party                           6.3(a)
Information                                  10.1(a)
Intellectual Property                        1.1(b)(vi)
Inventory                                    1.1(b)(iii)
Leases                                       2.11
Letter of Intent                             11.4
Macrotron                                    1.1(b)(xii)
Macrotron Shares                             1.1(b)(xii)
Materials of Environmental Concern           2.17(a)(iv)
Most Recent Balance Sheet                    2.6
Nicolet                                      Introduction
Nicolet Bank Accounts                        1.1(b)(xiv)
Nicolet Payroll Account                      1.1(b)(xiii)
Nicolet Employee                             10.8(a)
Nicolet's Business                           Preliminary Statement
Noncompetition Party                         10.3
Noncompetition Period                        10.3
Non-Final Injunction                         1.4(a)(ii)
Occurrence-Based Business Policies           10.7



DEFINED TERM                                 SECTION
Off-Site Liabilities                         2.17(a)(vii)
Ordinary Course of Business                  2.2(c)
Parties                                      Preliminary Statement
Permits                                      2.19
Prepaid Assets                               1.1(b)(ix)
Purchase Price                               1.2(a)
Release                                      2.17(a)(ii)
Securities Act                               2.2(a)
Security Interest                            2.2(c)
Seller                                       Preliminary Statement
Seller's Knowledge                           10.5(a)
Seller's 401(k) Plan                         10.8(c)
Sick Policies                                10.8(f)
SRT                                          Introduction
SRT Employee                                 10.8(a)
SRT Promissory Note                          2.7
SRT Stock                                    Introduction
SRT's Business                               Preliminary Statement
Tax Audit                                    9.4(b)
Tax Reserves                                 9.1(a
Tax Returns                                  2.9(a)
Taxes                                        2.9(a)
Tax Audit                                    9.4(b)
Taxing Authority                             9.4(a)
Transferred 401(k) Accounts                  10.8(c)
Transferred Employees                        10.8(b)
U.S. GAAP                                    1.1(e)(i)
WARN                                         10.8(g)


                           PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (the "AGREEMENT") is entered into as of March 24, 2000 between ThermoSpectra Corporation, a Delaware corporation ("SELLER"), and GenRad, Inc., a Massachusetts corporation ("BUYER"). Seller and Buyer are referred to together herein as the "PARTIES."

                                  INTRODUCTION

1. Seller, through its Nicolet Imaging Systems division ("NICOLET"), is engaged in the business of developing, manufacturing and marketing manual and automated X-ray inspection systems primarily for printed circuit board applications ("NICOLET'S BUSINESS"), and Seller's subsidiary, Sierra Research and Technology, Inc. ("SRT"), is engaged in the business of manufacturing manual and automated printed circuit board rework stations for assemblers of printed circuit boards employing surface mount technology ("SRT'S BUSINESS") and, together with Nicolet's Business, the "BUSINESS");

2. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the assets of Nicolet relating primarily to Nicolet's Business (other than assets excluded pursuant hereto), subject to the assumption of related liabilities upon the terms and subject to the conditions set forth herein; and

3. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the outstanding shares of capital stock of SRT (the "SRT STOCK") upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I

                            STOCK AND ASSET PURCHASE

1.1 SALE AND TRANSFER OF SRT STOCK; PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES.

                  (a) SALE AND TRANSFER OF SRT STOCK. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.3), Seller shall cause to be delivered to Buyer (or a Designated Transferee (as defined in Section 11.5 below)), and Buyer (or its Designated Transferee) shall purchase and acquire from Seller, certificate(s) representing the SRT Stock, duly endorsed, or accompanied by stock powers duly executed, with all necessary stock transfer stamps attached thereto.

                  (b) TRANSFER OF ASSETS. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, on the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Buyer (or a Designated Transferee), and Buyer (or its Designated Transferee) shall purchase and acquire from Seller, all of the assets, rights, properties, claims, contracts and business of Nicolet at the Closing Date which are primarily utilized in Nicolet's Business, of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located (the "ACQUIRED ASSETS"), including, without limitation, the following assets, in each case to the extent utilized primarily in Nicolet's Business:


                           (i)      The leasehold interests in real property
described on SCHEDULE 1.1(B)(I) owned by Seller (the "FACILITY");

                           (ii)     Seller's right, title and interest in and to
the equipment, furniture, furnishings, fixtures, machinery, vehicles, tools and other tangible personal property pertaining to the operation of Nicolet's Business (collectively, the "EQUIPMENT") and all warranties and guarantees, if any, express or implied, existing for the benefit of Seller in connection with the Equipment to the extent transferable;

                           (iii)    The inventory of raw materials, work in
process, finished goods, office supplies, maintenance supplies and packaging materials of Nicolet's Business, together with Seller's right, title and interest in and to the spare parts, supplies and promotional materials and inventory (the "INVENTORY");

                           (iv)     All management information systems,
including hardware and software, to the extent that such systems and software are transferable by Seller, and all lists of existing and prospective customers, vendor lists, catalogs, research material, technical information, trade secrets, technology, know-how, specifications, designs, drawings and processes, inventions, developments, production and quality control data;

                           (v)      Seller's right, title and interest in and to
contracts, maintenance and service agreements, joint venture agreements, purchase commitments for materials and other services, advertising and promotional agreements, leases and other agreements (including but not limited to any agreements of Seller with customers, suppliers, sales representatives, agents, personal property lessors, personal property lessees, licensors, licensees, consignors and consignees specified therein), whether or not entered into in the ordinary course of the Business, except for those contracts, agreements, commitments or leases set forth on SCHEDULE 1.1(b)(v);

                           (vi)     Except as set forth on SCHEDULE 1.1(b)(v),
Seller's right, title and interest in and to U.S. and foreign patents and patent applications, U.S., state and foreign trademarks, trademark registrations and trademark applications, servicemarks, servicemark registrations and servicemark applications, trade names (together with the goodwill associated therewith), copyrights, copyright applications and copyright registrations ("INTELLECTUAL PROPERTY"), including all rights to sue for past infringement with respect to such Intellectual Property;

                           (vii)    Seller's licenses, permits or franchises
issued by any federal, state, municipal or foreign authority relating to the development, use, maintenance or occupation of the Facility or the operations of Nicolet, to the extent that such licenses, permits or franchises are transferable;

                           (viii)   Accounts receivable and other receivables of
Seller in existence at the Closing Date (whether or not billed);

                           (ix)     Seller's right to goods and services and all
other economic benefits to be received subsequent to the Closing Date arising out of prepayments and payments by Seller prior to the Closing Date (collectively, the "PREPAID ASSETS");

                           (x)      All books (other than stock record books),
records, accounts, ledgers, files, documents, correspondence, employment records, studies, reports and other printed or written materials;

                           (xi)     Except for Seller's rights, titles and
interest in any insurance policies relating to the Business and Seller's rights to insurance claims, related refunds and proceeds arising from or related to the operations of the Business prior to the Closing (as defined in Section 1.3) (other than as otherwise expressly provided in Section 10.7), all actions, claims, causes of action, rights of recovery, chooses in action and rights of setoff of any kind arising before, on or after the Closing Date relating to the items set forth above in this Section 1.1(b) or to any Assumed Liabilities;

                           (xii)    The two shares of DM 30.00 and DM 9.300 (the
"MACROTRON SHARES"), actually held by Seller in the share capital of DM 80.200, of the private limited liability company under the name of "Macrotron Process Technologies GmbH" which is registered in the company register of the Court of Munich under the Register Number HRB 111 410 ("MACROTRON");

                           (xiii)   the amounts in the bank account at Bank of
America (Account No. 24683-03001) (the "NICOLET PAYROLL ACCOUNT") representing payroll checks for Nicolet Employees (as defined in Section 10.8(a)) written by Seller prior to the Closing Date;

                           (xiv)    the following bank accounts, but not the
cash and other amounts therein (except as provided in Section 1.1(b)(xiii) with respect to the Nicolet

Payroll Account): the Nicolet Payroll Account, the Lock Box Account at Bank of America (Account No. 3750343616), the Concentration Account at Bank of Boston (Account No. 512-75426) and the Disbursement Account at Bank of Boston (Account No.574-26383) (collectively, the "NICOLET BANK ACCOUNTS"); and

                           (xv)     All goodwill of Nicolet's Business.

                  (c) EXCLUDED ASSETS. It is expressly understood and agreed that, notwithstanding anything to the contrary set forth herein, the Acquired Assets shall not include the following (each, an "EXCLUDED ASSET"):

                           (i)      The assets (including, without limitation,
all rights, properties, claims, contracts, business, real property, leasehold interests in real property, equipment, machinery, vehicles, tools and other tangible personal property) of all businesses conducted by Seller other than the Business;

                           (ii)     The capital stock of all subsidiaries of
Seller other than SRT and Macrotron;

                           (iii)    Cash and cash equivalents or similar type
investments, the cash and other amounts held in all bank accounts (including the Nicolet Bank Accounts but not including the Nicolet Payroll Account to the extent provided in Section 1.1(b)(xiii)), certificates of deposit, Treasury bills and other marketable securities of Seller;

                           (iv)     Seller's right, title and interest in and to
the contracts and assets listed on SCHEDULE 1.1(b)(v);

                           (v)      Except as otherwise expressly provided in
Section 10.7, all right, title and interest of Seller in any insurance policies relating to the Business and all rights of Seller to insurance claims, related refunds and proceeds arising from or related to (i) the operations of the Business prior to the Closing and (ii) the Excluded Assets and Excluded Liabilities (as defined in Section 1.1(f));

                           (vi)     The rights which accrue or will accrue to
Seller under this Agreement;

                           (vii)    All refunds of income taxes relating to Tax
Returns (as defined in Section 2.9(a)) filed or to be filed relating to all periods ending on or prior to the Closing Date;

                           (viii)   All assets of Seller that are not utilized
primarily in the Business, including the assets, properties or rights set forth on SCHEDULE 1.1(c)(viii) attached hereto;

                           (ix)     All actions, claims, causes of action,
rights of recovery, chooses in action and rights of setoff of any kind arising before, on or after the Closing Date relating to the items set forth above in this Section 1.1(c) or to any Excluded Liabilities; and

                           (x)      All rights, title and interest in the name
"ThermoSpectra" and any similar name or logo.

                  (d) INSTRUMENTS OF CONVEYANCE AND TRANSFER. On the Closing Date, Seller shall:

                             (i)      deliver or cause to be delivered to Buyer:

                                    (A)   a Bill of Sale in substantially the
form attached hereto as EXHIBIT A,

                                    (B)   a Patent Assignment and a Trademark
Assignment in substantially the forms attached hereto as EXHIBITS B1 AND B2, respectively, and

                                    (C)   such other deeds, bills of sale,
endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the Parties and their respective counsel shall deem necessary or appropriate or as may be required by the jurisdiction of organization of Seller to vest in Buyer all right, title and interest of Seller in and to the Acquired Assets; and

                           (ii)     transfer to Buyer possession of the Acquired
Assets of a tangible nature.

                  (e) ASSUMED LIABILITIES. On the Closing Date, Buyer shall deliver to Seller an undertaking (the "ASSUMPTION AGREEMENT"), in the form attached hereto as EXHIBIT C, pursuant to which Buyer, on and as of the Closing Date, shall assume and agree to pay, perform and discharge when due, upon the terms and subject to the conditions of this Agreement, all debts, liabilities and obligations whatsoever, other than Excluded Liabilities (as defined in Section 1.1(f)), relating primarily to Nicolet's Business or the Acquired Assets, whether arising before or after the Closing Date, including, but not limited to, the following liabilities, in each case, to the extent related primarily to Nicolet's Business or the Acquired Assets:

                           (i)      All liabilities of Nicolet reflected on the
Most Recent Balance Sheet (as defined in Section 2.6) and any other liabilities of Seller arising out of or pertaining to Nicolet's Business or the Acquired Assets as of the date of the Most Recent Balance Sheet which are not required to be reflected thereon according to United States generally accepted accounting principles ("U.S. GAAP"), except to the extent satisfied prior to the Closing Date;

                           (ii)     All liabilities of Seller arising out of or
pertaining to Nicolet's Business or the Acquired Assets incurred in the Ordinary Course of Business (as defined in Section 2.2) subsequent to the date of the Most Recent Balance Sheet, except to the extent satisfied prior to the Closing;

                           (iii)    All debts, obligations and liabilities in
respect of Nicolet's Business or the Acquired Assets arising or incurred by Buyer in connection with Buyer's operation of Nicolet's Business on and after the Closing Date (other than as a result of any breach by Seller of any of its obligations to Buyer pursuant to this Agreement);

                           (iv)     All debts, obligations and liabilities of
Seller which arise on account of Buyer's operation of Nicolet's Business, the use of the Acquired Assets and/or sale of any products manufactured and/or sold by Buyer on and after the Closing Date;

                           (v)      All obligations relating to Nicolet's
Business or the Acquired Assets under the contracts, agreements, commitments and leases transferred pursuant to Section 1.1(b)(v);

                           (vi)     All liabilities and obligations under the
licenses, permits and franchises transferred pursuant to Section 1.1(b)(vii);

                           (vii)    All liabilities and obligations arising out
of the ownership, leasing or operation of the Facility whether prior to or following the Closing Date;

                           (viii) All liabilities and obligations in respect of
employee relations and benefits assumed by Buyer pursuant to Section 10.8;

                           (ix)     All liabilities and obligations for any
Taxes (as defined in Section 2.9(a)) and expenses assumed by Buyer pursuant to
Article IX and Sections 1.4(b) and 1.4(d);

                           (x)      All liabilities and obligations for
Environmental Matters (as defined in Section 2.17(a)(vi)) with respect to the conduct by Buyer of the Business from and after the Closing;

                           (xi)     All liabilities with respect to all actions,
suits, proceedings, disputes, claims or investigations arising out of or related to Nicolet's Business or that otherwise arise out of or are related to the Acquired Assets; and

                           (xii)    All liabilities for claims relating to
Nicolet's Business under any of Seller's self-insurance arrangements, except to the extent that Seller is entitled to the proceeds of insurance coverage under
Section 1.1(c)(v).

         The debts, liabilities and obligations assumed by Buyer in accordance with this Section 1.1(e) are sometimes hereinafter referred to as the "ASSUMED LIABILITIES."

                  (f) EXCLUDED LIABILITIES. It is expressly understood and agreed that, notwithstanding anything to the contrary in this Agreement, Assumed Liabilities shall not include the following (collectively, the "EXCLUDED LIABILITIES"):

                           (i)      All liabilities arising out of or relating
to the Excluded Assets;

                           (ii)     All liabilities and obligations for which
Seller has expressly assumed responsibility pursuant to this Agreement in accordance with Article IX;

                           (iii)    All debts, liabilities or obligations of
Seller that do not primarily arise out of or are not primarily related to the Business or that do not otherwise primarily arise out of or are not otherwise primarily related to the Acquired Assets; and

                           (iv)     All liabilities and obligations of Seller
for costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

1.2      PURCHASE PRICE AND RELATED MATTERS.

                  (a) PURCHASE PRICE. Regardless of whether the transfer of any Acquired Asset has been deferred pursuant to the provisions of Section 1.4, in consideration for the sale and transfer of the Acquired Assets and the SRT Stock, and subject to the terms and conditions of this Agreement, Buyer shall on the Closing Date assume the Assumed Liabilities as provided in Section 1.1(e) hereof and shall transfer to Seller in immediately available funds an aggregate amount equal to U.S. $40,000,000.00 (the "PURCHASE PRICE").

                  (b) ALLOCATION. On or before the Closing Date, Seller and Buyer shall jointly agree on an allocation schedule (the "ALLOCATION SCHEDULE") allocating the Purchase Price among the Acquired Assets and the SRT Stock. As soon as practicable following the Closing Date, Seller and Buyer shall jointly agree on an allocation schedule (the "ASSET ALLOCATION SCHEDULE") allocating the portion of the Purchase Price and the Assumed Liabilities attributable to the sale of Acquired Assets by Seller among the Acquired Assets of Seller as of the Closing Date. Such Asset Allocation Schedule shall be prepared in accordance with the rules under Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the Treasury Regulations promulgated thereunder. The Parties recognize that the Purchase Price and Assumed Liabilities do not include Buyer's acquisition expenses and that Buyer will allocate such expenses appropriately. Seller and Buyer agree to act in accordance with the computations and allocations contained in the Allocation Schedule in any relevant Tax Returns or filings (including any forms or reports required to be filed pursuant to Section 1060 of the Code, the Treasury Regulations promulgated thereunder or any provisions of local, state and foreign law ("1060 FORMS")), and to cooperate in the preparation of any 1060 Forms and to file such 1060 Forms in the manner required by applicable law.

1.3      THE CLOSING.

                  (a) TIME AND LOCATION. The closing of the transactions contemplated by this Agreement ("CLOSING") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 10:00 a.m., local time, on the date hereof (the "CLOSING DATE").

                  (b)      Actions at the Closing.

                       At the Closing:

                           (i)      Seller shall deliver to Buyer certificate(s)
evidencing all of the SRT Stock, duly endorsed in blank or with stock powers duly executed by Seller, and shall transfer the SRT Stock to Buyer free and clear of any liens, claims, charges or encumbrances of any nature other than (A) restrictions on transfer arising under applicable securities laws and (B) Security Interests arising by action of Buyer;

                           (ii)     Seller shall deliver (or cause to be
delivered) to Buyer an executed Bill of Sale, Patent Assignment and Trademark Assignment and such other instruments of conveyance as Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to Buyer of valid ownership of the Acquired Assets;

                           (iii)    Seller shall deliver (or shall cause to be
delivered) to Buyer the minute books, stock books, ledgers and registers, corporate seals and other similar corporate records of SRT;

                           (iv)     Buyer shall deliver to Seller an executed
Assumption Agreement and such other instruments as Seller may reasonably request in order to effect the assumption by Buyer of the Assumed Liabilities;

                           (v)      Buyer shall deliver to Seller the Purchase
Price by wire transfer of immediately available funds into an account designated by Seller;

                           (vi)     Seller shall cause its counsel to deliver to
Buyer an opinion dated as of the Closing Date in the form attached hereto as EXHIBIT D;

                           (vii)    Buyer shall cause its counsel to deliver to
Seller an opinion dated as of the Closing Date in the form attached hereto as EXHIBIT E;

                           (viii)   Buyer and Seller shall deliver to each other
such customary closing certificates as the other Party shall have requested;

                           (ix)     Seller shall deliver to Buyer, or otherwise
put Buyer in possession and control of, all of the Acquired Assets of a tangible nature; and

                           (x)      Buyer and Seller shall execute and deliver
to each other a cross-receipt evidencing the transactions referred to above.


1.4      DEFERRED TRANSFERS.

                  (a)      If, on the Closing Date:

                           (i)      Seller or Buyer has not obtained any
authorization, approval, order, license, permit, franchise or consent from any domestic or foreign government or governmental authority or any counterparty to a contract (an "APPROVAL"):

                                    (A)   which is necessary in order to effect
the transfer of any of the Acquired Assets to Buyer pursuant to the terms and conditions of this Agreement, or

                                    (B)   the absence of which would render such
transfer void or voidable or subject Buyer, Seller or any of their respective officers, directors or agents to civil or criminal liability; or

                           (ii)     there is in effect any temporary or
appealable injunction, restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction that restrains or prohibits the transfer to Buyer of any Acquired Asset pursuant to the terms and conditions of this Agreement, but which does not prevent the conditions precedent to the Closing set forth in Section 5 from being satisfied (a "NON-FINAL INJUNCTION");

then, in each such case, such Acquired Assets (the "DEFERRED ITEMS") shall be withheld from sale pursuant to the Agreement without any reduction in the Purchase Price. From and after the Closing, Seller and/or Buyer shall continue to use reasonable efforts to obtain all Approvals relating to the Deferred Items or the transfer thereof and/or to cause all Non-Final Injunctions relating to the Deferred Items or the transfer thereof to be lifted; PROVIDED that Seller shall not be required to make any payments or agree to any material undertakings in connection therewith.

                  (b) Until such time as any Deferred Items have been transferred to Buyer pursuant to Section 1.4(c) or otherwise disposed of in accordance with Section 1.4(d) (each, a "DEFERRED TRANSFER"), the Deferred Items shall be held for Buyer's benefit and the Acquired Assets comprising Deferred Items shall be managed and operated by Seller for Buyer's benefit and account in the manner hereinafter provided from the Closing to the time of the respective Deferred Transfers, with all gains, income, losses, Taxes or other items generated thereby to be for Buyer's account. Seller shall not have any liability to Buyer arising out of the management or operation by Seller of any Acquired Asset comprising Deferred Items, other than for gross negligence or willful misconduct.

Buyer shall reimburse Seller and shall hold Seller harmless from and against all liabilities incurred or asserted as a result of Seller's post-Closing direct or indirect ownership, management, operation or sale (other than to Buyer) of the Deferred Items, including, without limitation, the amount of any additional Taxes payable by Seller (whether currently or in the future) in excess of the amount of Taxes which would have been payable by Seller, after application of the terms of this Agreement, if the Deferred Items had been transferred to Buyer or any of its Affiliates (as defined in Section 2.7(a)) on the Closing Date. Such reimbursement shall be made by Buyer and received by Seller within five (5) Business Days of Buyer's receipt of any bill, claim, invoice or other request for payment from Seller. For purposes of this Agreement, "BUSINESS DAY shall mean any day other than a Saturday or Sunday or a day on which banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed. From the Closing to the date of the Deferred Transfer, Seller shall hold the Deferred Items and hold or operate the Acquired Assets comprising the Deferred Items only in the ordinary course substantially consistent with past practice; PROVIDED, HOWEVER, that Seller shall not be required to finance the operations of the Business directly or indirectly. Subject to applicable law and regulations (including, without limitation, all laws and regulations requiring investment approvals or consents or antimonopoly clearances, exemptions or waivers in connection with any disposition of the Deferred Items, and all exchange controls and laws concerning foreign corrupt practices, expatriation of funds or otherwise), Seller shall, in respect of any Deferred Items, use all reasonable efforts to follow and implement the reasonable written instructions and policies of Buyer relating to the holding of the Deferred Items.

                  (c) Unless otherwise disposed of upon Buyer's instructions in accordance with Section 1.4(d), the deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment relating to the relevant Acquired Assets as are necessary under applicable law in order to transfer effectively such Deferred Items, free and clear of all liens (except for liens which had existed on the Closing Date and had been disclosed to Buyer and liens which were created for Buyer's benefit during the period the Deferred Items were being held for Buyer's benefit), will be delivered to Buyer on the date which is fifteen (15) Business Days after all Approvals relating to any such Deferred Item or the transfer thereof shall have been obtained and/or after any Non-Final Injunction relating to any such Deferred Items or the transfer thereof has been lifted or on such other date as the Parties hereto may mutually agree.

                  (d) At any time prior to the Deferred Transfer relating to any of the Deferred Items, Seller shall, on Buyer's written instructions (subject to applicable law and regulations), or may at any time after twelve
(12) months from the Closing, with Buyer's consent (which shall not be unreasonably withheld, conditioned or delayed), for Buyer's benefit, dispose of the Deferred Items and remit the proceeds of such sale (less withholding or similar Taxes, if any, payable with respect to such disposition or remittance) to Buyer; PROVIDED, that Seller shall not have any liability to any third party arising out of such transactions other than for gross negligence or willful misconduct; and PROVIDED, FURTHER, that any amount remitted to Buyer pursuant to this Section 1.4(d) shall be reduced by, to the extent not previously paid by or on behalf of Buyer pursuant to Section 1.4(b), the amount of any and all debts, liabilities and other obligations described in Section 1.4(b) imposed upon or incurred by Seller as a result of Seller's post-Closing direct or indirect ownership, management, operation or sale of the Deferred Items, including, without limitation, the amount of any Taxes (other than Taxes previously paid by Buyer pursuant to Article IX), payable by Seller as a result thereof.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the disclosure schedule attached hereto (the "DISCLOSURE SCHEDULE"), Seller represents and warrants to Buyer as of the date hereof as follows:

2.1      ORGANIZATION, QUALIFICATION AND CORPORATE POWER.

                  (a) SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities, in each case as they relate exclusively to the Business, makes such qualification necessary, except for any such failures to be qualified that would not reasonably be expected to have a Business Material Adverse Effect (as defined below), and the Disclosure Schedule contains a complete list of those jurisdictions. Seller has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it. For purposes of this Agreement, "BUSINESS MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that
(i) is materially
adverse to the assets, business, financial condition or results of operations of the Business (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the industry or specific markets in which the Business competes), or (ii) materially impairs the ability of Seller to consummate transactions contemplated by this Agreement; provided, however, that a "Business Material Adverse Effect" shall not include any adverse change, effect or circumstance (I) primarily arising out of or resulting primarily from actions contemplated by the Parties in connection with this Agreement, or (II) that is primarily attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement.

                  (b) SRT. SRT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for any such failures to be qualified that would not reasonably be expected to have a Business Material Adverse Effect, and the Disclosure Schedule contains a complete list of those jurisdictions. SRT has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it.

                  (c) CHARTER AND CORPORATE RECORDS. Seller has made available to Buyer correct and complete copies of the certificate of incorporation and bylaws of SRT (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books and the stock record books of SRT are correct and complete in all material respects. SRT is not in default under or in violation of any provision of its certificate of incorporation or bylaws.

2.2      CAPITALIZATION; TITLE TO PROPERTY.

                  (a) The capitalization of SRT is set forth on the Disclosure Schedule. All of the issued and outstanding shares of SRT Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which SRT is a party or which are binding upon SRT providing for the issuance, disposition or acquisition of any shares of capital stock of SRT. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to SRT. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of SRT Stock.

                  (b) All of the issued and outstanding shares of SRT Stock are owned of record and beneficially by Seller, and immediately prior to the Closing, Seller will have good title to the SRT Stock, free and clear of any Security Interest (as defined below), contractual restriction or covenant, option or other adverse claim (whether arising by contract or by operation of law), other than applicable securities law restrictions. Seller has good title to, or, in the case of assets which the Disclosure

Schedule indicates are leased, a valid and binding leasehold interest in, the property included in the Acquired Assets, free and clear of any Security Interests.

                  (c) For purposes of this Agreement, "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, landlord's and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent in all material respects with past custom and practice of the Business ("ORDINARY COURSE OF BUSINESS"), (iv) liens for Taxes not yet due and payable, (v) liens for Taxes which are being contested in good faith and by appropriate proceedings, (vi) liens relating to capitalized lease financings or purchase money financings that have been entered into in the Ordinary Course of Business and (vii) liens arising solely by action of Buyer.


2.3 AUTHORITY. Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and, assuming this Agreement constitutes the valid and binding agreement of Buyer, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

2.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HART-SCOTT- RODINO ACT"), neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, will:

                  (a) conflict with or violate any provision of the charter or bylaws of Seller or SRT;

                  (b) require on the part of Seller or SRT any material filing with, or any material permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "GOVERNMENTAL ENTITY");

                  (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Seller or SRT is a party or by which Seller or SRT is bound or to which any of their respective assets is subject;

                  (d) result in the imposition of any Security Interest upon the Acquired Assets or the SRT Stock; or

                  (e) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Seller or SRT or any of or their respective properties or assets.

2.5 SUBSIDIARIES. Neither SRT nor, except for the SRT Stock, Seller with respect to the Business controls, directly or indirectly, or has any direct or indirect equity participation in, any corporation, limited liability company, partnership, trust or other business association.

2.6 FINANCIAL STATEMENTS. Seller has provided to Buyer copies of the unaudited combined balance sheet (the "MOST RECENT BALANCE SHEET") and combined statement of operations for the Business as of and for the fiscal year ended January 1, 2000 (the "FINANCIAL STATEMENTS"). Such Financial Statements have been prepared in accordance with U.S. GAAP (except for the absence of footnotes) and fairly present, in all material respects, the financial condition and combined results of operations of the Business as of the date thereof and for the period referred to therein.

2.7 ABSENCE OF CERTAIN CHANGES. Except as contemplated by this Agreement, since January 1, 2000, there have not been any adverse changes in the financial condition or operations of the Business, except for any adverse changes that would not reasonably be expected to have a Business Material Adverse Effect. Except as contemplated by this Agreement, since January 1, 2000 the Business, taken as a whole, has not taken any of the following actions (or permitted any of the following events to occur):

                  (a) borrowed any amount, except for borrowings from Seller or its affiliates, as defined in Rule 12b-2 under the Securities Exchange Act of 1934 ("AFFILIATES");

         (b) subjected to any Security Interest any Acquired Asset or any assets of SRT;

         (c) sold, assigned or transferred any portion of the Acquired Assets or any assets of SRT in a single transaction or series of related transactions in an amount in excess of $50,000, except in the Ordinary Course of Business;

         (d) suffered any extraordinary losses (whether or not covered by insurance) material to the Business, or waived any rights of material value to the Business;

         (e) issued, sold or transferred any SRT Stock or other equity securities, securities convertible into SRT Stock or other equity securities or warrants, options or other rights to acquire SRT Stock or other equity securities of SRT;

         (f) declared or paid any dividends or made any distributions on SRT Stock or other equity securities of SRT or redeemed or purchased any shares of SRT Stock or other equity securities of SRT, except for dividends, distributions and redemptions paid solely in cash;

         (g) granted any rights to severance benefits, "stay pay" or termination pay to any director, officer or other employee of the Business, increased benefits payable or potentially payable to any such director, officer or other employee of the Business under any severance benefits, "stay-pay" or termination pay arrangements, or materially increased benefits payable or potentially payable to any other employee of the Business under any previously existing severance benefits, "stay pay" or termination pay arrangements (in each case, other than grants, increases or terminations that are substantially consistent with the past practice of the Business);

         (h) made any capital expenditures or commitments therefor in an amount in excess of $50,000 in any instance and $100,000 in the aggregate;

         (i) acquired any entity or business (whether by the acquisition of stock, the acquisition of assets, merger or otherwise);

         (j) entered into any employment, compensation or deferred compensation agreement (or any amendment to any such existing agreement) with any officer or other employee of the Business whose annual base salary exceeds $75,000;

         (k) materially amended the terms of any existing Business Plan (as defined in Section 2.16);

         (l) made any loans to any of its employees, officers or directors in connection with the Business, other than advances for travel and other expenses in the Ordinary Course of Business;

         (m) changed its accounting principles, methods or practices or the manner it keeps its books and records or changed its practices with regard to reserves, accruals, sales, receivables, payables or accrued expenses, except in each case to conform to changes in U.S. GAAP; or

         (n) entered into any agreement or commitment with respect to any of the matters referred to in paragraphs (a) through (l) of this Section 2.7.

         Notwithstanding the foregoing or anything else in this Agreement to the contrary, on or before the Closing, (A) Seller shall have caused SRT to repay and/or cancel that certain promissory note in the original principal amount of $7,538,000, dated July 28, 1997, by SRT in favor of Seller (the "SRT PROMISSORY NOTE") and (B) Seller and SRT shall have made a dividend, distribution or other payment to Seller or its Affiliates of any and all cash, cash equivalents and other short term liquid investments of the Business as of the Closing Date (including amounts in the Nicolet Bank Accounts and the bank accounts of SRT (together with the Nicolet Bank Accounts, the "BUSINESS BANK ACCOUNTS") but excluding amounts in the Nicolet Payroll Account and amounts in the payroll account of SRT (together with the Nicolet Payroll Account, the "BUSINESS PAYROLL ACCOUNTS") representing payroll checks for SRT Employees (as defined in Section 10.8(a)) written by SRT prior to the Closing Date), which actions are acknowledged by Buyer and shall not be a violation of any representation, warranty, covenant or agreement contained in this Agreement.

2.8 UNDISCLOSED LIABILITIES. To Seller's knowledge, the Business does not have any material liability, except for (a) liabilities shown on the Most Recent Balance Sheet, (b) liabilities which have arisen since January 1, 2000 in the Ordinary Course of Business and (c) contractual liabilities incurred in the Ordinary Course of Business.

2.9      TAX MATTERS.

                 (a) Each of Seller and SRT has filed with the appropriate authorities all material Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete, except for any error or omission that would not reasonably be expected to have a material adverse effect. Each of Seller and SRT has paid to the appropriate authorities all Taxes (as defined below) required to have been paid (whether or not shown on such Tax Returns). All material Taxes that either of Seller and SRT is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "TAXES" means all taxes, including without limitation income, gross receipts, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "TAX RETURNS" means all reports, returns, declarations, statements, forms or other information required to be supplied to a taxing authority in connection with Taxes.

                 (b) No taxing authority has asserted in writing either to Seller or SRT any adjustment, deficiency, or assessment relating to the Business that could result in additional Taxes for which either Seller or SRT is or may be liable. There is no pending audit, examination, formal proceeding or investigation, written dispute or claim with or by a taxing authority for which either Seller or SRT is or may be liable for additional Taxes with respect to the Business. No statute of limitations with respect to any Taxes for which either Seller or SRT is or may be liable has been waived or extended, which waiver or extension is currently in effect. The due date of any Tax Returns that either Seller or SRT is required to file is not currently the subject matter of an extension.

                 (c) There are no liens on any of the Acquired Assets or the assets of SRT which arose in connection with any failure or asserted failure to pay any Taxes, other than liens for current Taxes not yet due and payable and liens for Taxes which are being contested in good faith and by appropriate proceedings.

                 (d) SRT is not a party to any contract, agreement, loan or arrangement that, individually or collectively, could give rise to any payment that would not be deductible by reason of Section 162 or 404 of the Code.

                 (e) Copies of (i) any Tax examinations relating to the Business, (ii) extensions of statutory limitations relating to the Business,
(iii) the federal, state and local income Tax Returns and franchise Tax Returns of SRT, and (iv) material correspondence between SRT and all taxing authorities, for its last three (3) years, previously have been made available to Buyer.

                 (f) The provisions for Taxes and any reserve for Taxes, if any, shown on the Most Recent Balance Sheet are adequate to cover the aggregate liability of SRT arising out of facts or circumstances occurring on or prior to the date of the Most Recent Balance Sheet for all Taxes.

                 (g) SRT has not made any election under Section 341(f) of the Code (or any corresponding provision of state or local income Tax law).

                 (h) SRT has not been a member of a group with which it has filed or been included in a combined, consolidated or unitary income Tax Return other than a group the common parent of which was Thermo Electron Corporation. SRT is not liable for the Taxes of any taxpayer other than Seller and its Affiliates under Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise for any taxable period beginning before the Closing Date.

                 (i) SRT is not obligated to make, and as a result of any event connected with the transactions contemplated by this Agreement, will not become obligated to make, any "excess parachute payment" within the meaning of
Section 280G of the Code. None of the Assumed Liabilities is an obligation to make an "excess parachute payment" within the meaning of Section 280G of the Code.

2.10 TANGIBLE PERSONAL PROPERTY. Seller or SRT has good title to all of the material tangible personal property reflected on the Most Recent Balance Sheet (other than property sold, consumed or otherwise disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet), free and clear of all Security Interests. All of said material tangible personal property is suitable for the purpose for which it is currently used, subject to minor defects and reasonable wear and tear. The

Disclosure Schedule sets forth a list, as of a recent practical date listed therein, of all Equipment whose net book value exceeds $50,000.

2.11 OWNED AND LEASED REAL PROPERTY. SRT does not own, and the Acquired Assets do not include, any real property. The Disclosure Schedule lists all real property leased or subleased to SRT or included in the Acquired Assets. Seller has set forth on the Disclosure Schedule and made available to Buyer correct and complete copies of the leases and subleases (as amended to date) listed therein (the "LEASES"). With respect to each such Lease:

                 (a) the Lease is a legal, valid, binding and enforceable obligation of SRT or Seller (as the case may be) and, to Seller's knowledge, each other party to such Lease, except as enforceability as to such other party may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses;

                 (b) neither SRT or Seller nor, to Seller's knowledge, any other party to the Lease is in breach or default and, to Seller's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute a breach or default or permit termination, modification or acceleration thereunder;

                 (c) to Seller's knowledge, there are no disputes, oral agreements or forbearance programs in effect as to the Lease;

                 (d) neither SRT nor Seller has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold to the Lease;

                 (e) to Seller's knowledge, there are no pending or overtly threatened condemnation proceedings, lawsuits or administrative actions with respect to the property subject to the Lease; and

                 (f) neither SRT nor Seller has waived any material rights under the Lease.

2.12 INTELLECTUAL PROPERTY.

                 (a) The Disclosure Schedule lists all Intellectual Property that is material to the Business taken as a whole (the "DESIGNATED INTELLECTUAL PROPERTY"). SRT or Seller owns, or is licensed or otherwise possesses valid rights to use, the Designated Intellectual Property.

                 (b) Neither SRT nor, with respect to the Business, Seller has been named in any material suit, action or proceeding which involves a claim of infringement of any patents, trademarks, trade names, service marks or copyrights of any third party. To Seller's knowledge, the Business as presently conducted does not infringe any valid patents, trademarks, trade names, service marks or copyrights of any third party.

                 (c) Each of Seller and SRT has performed the material obligations required to be performed by it under the terms of any material agreement pursuant to which Seller or SRT has rights in any Designated Intellectual Property, and neither Seller or SRT nor, to the knowledge of Seller, any third party is in material default under any such agreement.

                 (d) Neither Seller or SRT nor any of their respective Affiliates has granted to any third party any license or right to the commercial use of any of the Designated Intellectual Property, other than to customers or other end users of products or services of the Business in the Ordinary Course of Business.

2.13 CONTRACTS.

                 (a) Except as set forth in the Disclosure Schedule, neither SRT nor Seller (with respect to the operation or conduct of the Business) is a party to, and the Acquired Assets do not include, any:

                           (i)      written arrangement (or group of related
written arrangements with the same person or such person's Affiliates) for the lease of personal property from or to third parties providing for lease payments the remaining unpaid balance of which is in excess of $50,000;

                           (ii)     written arrangement (or group of related
written arrangements with the same person or such person's Affiliates) for the purchase or sale of products or services under which the undelivered balance of such products and services is, or with respect to which prepayment has been made to Seller, in excess of $100,000, other than (A) purchase orders relating to the supply of goods and services to the Business in the Ordinary Course of Business and (B) agreements relating to the purchase by Seller or SRT of goods and services to the Business in the Ordinary Course of Business which are cancelable by Seller or SRT, as the case may be, without penalty, upon six months or shorter notice;

                           (iii)    written arrangement establishing a
partnership or joint venture;

                           (iv)     written arrangement (or group of related
written arrangements with the same person or such person's Affiliates) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) the outstanding amount of which is more than $50,000 or under which it has imposed (or may impose) a Security Interest on any Acquired Asset, asset of SRT or SRT Stock, except for any Security Interests relating to capitalized lease financing or indebtedness for borrowed money in an aggregate amount of less than $50,000;

                           (v)      written material arrangement that prohibits
the Business from freely engaging in business anywhere in the world, other than agreements with sales representatives and distributors terminable on not more than 90 days notice without payment of any penalty;

                           (vi)     written arrangement under which the
consequences of a default or termination would reasonably be expected to have a Business Material Adverse Effect;

                           (vii) written agreement involving SRT's or (with
respect to the Business) Seller's executive officers or directors (other than stay pay bonus arrangements which constitute Retained Liabilities);

                           (viii)   written agreement for the employment of any
individual on a full-time or part-time basis providing base annual compensation in excess of $100,000 during fiscal 2000;

                           (ix)     written severance, "stay pay" or termination
agreement with any officer or other employee of the Business (other than those that constitute Retained Liabilities);

                           (x)      written agreement for the sale of any assets
or properties of SRT or (with respect to the Business) Seller, other than goods and services in the Ordinary Course of Business, which involves a payment to be made to SRT, Seller or an Affiliate thereof in excess of $100,000;

                           (xi)     written agreement for the acquisition by SRT
or (with respect to the Business) Seller of any operating business or the capital stock of any other person;

                           (xii)    written agreement relating to any
obligation, covenant or indemnity of SRT or (with respect to the Business) Seller with respect to which SRT or Seller is a guarantor or surety or has provided any letter of comfort, letter of credit, surety bond or other similar assurance to any third party;

                           (xiii)   other than to customers or other end users
of products or services of the Business in the Ordinary Course of Business or in connection with advertising, product promotion or other non-exclusive, short-term uses, written agreement involving the licensing of, or assignment or transfer of, any rights in Designated Intellectual Property;

                           (xiv)    other written agreement (or group of related
written agreements with the same person or such person's Affiliates) involving payments to be made or received after the date of this Agreement in excess of $100,000; and

                           (xv)     written material agreement not entered into
in the Ordinary Course of Business that is not the subject matter of any clauses
(i) through (xiv) above;
PROVIDED, HOWEVER, that (x) no agreement referred to in clauses (i) through (xv) above need be disclosed unless Seller or SRT currently has, or may in the future have, any rights or obligations thereunder and (y) Leases are not required to be disclosed in response to any provision of this Section 2.13 and shall not constitute Designated Contracts (as defined below). There are no enforceable oral agreements to which SRT or (with respect to the Business) Seller is a party which, if in writing, would be required to be disclosed pursuant to this Section 2.13(a).

                  (b) Seller has made available to Buyer a correct and complete copy of each agreement (as amended to date) listed in Section 2.13 of the Disclosure Schedule (the "DESIGNATED CONTRACTS"). Each Designated Contract is a legal, valid, binding and enforceable obligation of Seller or SRT, as the case may be, and, to Seller's knowledge, of each other party thereto (except as the foregoing with respect to such other party may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief, and other equitable remedies and those providing for equitable defenses), and there exists no defaults of Seller or SRT, as the case may be, or, to Seller's knowledge, any other party thereto, except for any such failures to be legal, valid, binding and enforceable or defaults that would not reasonably be expected to have a Business Material Adverse Effect. As of the date of this Agreement, neither Seller nor SRT has received written notice that any party to a Designated Contract intends to terminate the Designated Contract to which it is a party.

2.14 LITIGATION. The Disclosure Schedule lists, as of the date of this Agreement, each (a) judgment, order, decree, stipulation or injunction relating to Nicolet, SRT or the Business and binding upon (i) Seller or SRT or their respective property or business or (ii) to the knowledge of Seller, any of Seller's or SRT's respective directors, officers or employees and (b) claim, complaint, action, suit, proceeding, hearing or investigation relating to the Business, in each case of or in any Governmental Entity or before any arbitrator to which either Seller or SRT is a party or, to Seller's knowledge, which has been overtly threatened against Seller or SRT that, in the case of either clause
(a) or (b), is reasonably likely to have a Business Material Adverse Effect.

2.15 LABOR MATTERS. Neither SRT nor Seller is a party to or bound by any collective bargaining agreement relating to the Business, nor has SRT or Seller experienced, since January 1, 1995, any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Seller has no knowledge of any organizational effort being made or threatened since January 1, 1995 by or on behalf of any labor union with respect to employees of the Business. To Seller's knowledge, SRT and Seller are in compliance with all material federal, state and local laws relating to terms and conditions of employment, including without limitation laws relating to fair employment practices, wage and hour practices, occupational safety and individual employee rights.

2.16 EMPLOYEE BENEFITS.

                 (a) The Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to (including any Employee Benefit Plans to which Seller, SRT or an ERISA Affiliate (as defined below) is or was obligated to contribute), by SRT or Seller or any ERISA Affiliate for the benefit of current or former employees, contractors, consultants or directors of the Business (and their beneficiaries) that are material to the Business and under which Seller, SRT or any ERISA Affiliate has any liability (the "BUSINESS PLANS"). For purposes of this Agreement, "EMPLOYEE BENEFIT PLAN" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA")) other than a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and, to the extent applicable to more than one employee, contractor, consultant or director, any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA AFFILIATE" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes SRT or Seller. Complete and accurate copies of all material documents relating to each Business Plan (including without limitation the governing plan document and all amendments thereto, trust agreements, insurance contracts, determination letters, summary plan descriptions, summaries of material modifications and notices to participants) have been made available to Buyer. Each Business Plan has been administered in all material respects in accordance with its terms and SRT or Seller, as the case maybe, has met its material obligations with respect to such Business Plan. SRT or Seller and the Business Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder and other applicable law.

                 (b) There are no termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Business Plan or asserting any rights or claims to benefits under any Business Plan, or, to Seller's knowledge, investigations by any Governmental Entity involving any Business Plan, except for any such termination proceedings or other claims, suits, proceedings or investigations that would not reasonably be expected to result in material liability.

                 (c) The Business Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Business Plans are qualified and the plans and the trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code.

                 (d) The Disclosure Schedule lists each multiemployer plan to which SRT or Seller or any ERISA Affiliate contributes or contributed or is or was obligated to contribute for the benefit of employees of the Business at any time since January 1, 1994. Neither SRT nor Seller nor any ERISA Affiliate has withdrawn from any multiemployer plan in a complete or partial withdrawal which has resulted in any withdrawal liability which has not been satisfied in full. All required contributions to any such multiemployer plan have been made in full.

                 (e) There are no unfunded obligations under any Business Plan, other than an Employee Benefit Plan intended to be qualified under Section 401(a) of the Code, providing welfare benefits after termination of employment to any employee of the Business (or to any beneficiary of any such employee), excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable laws.

                 (f) No act or omission has occurred and no condition exists with respect to any Business Plan at any time maintained or contributed to by SRT or Seller, any of its Affiliates or any ERISA Affiliate that would subject SRT or Seller or any ERISA Affiliate to any material fine, penalty, Tax or liability of any kind imposed under ERISA or the Code (other than liabilities for benefits accrued under Business Plans for employees of SRT or Seller and their beneficiaries).

                 (g) Each Business Plan may, by its terms, be amended or terminated at any time by Seller or SRT without any liability or cost (other than those associated with benefits accrued through the date of termination or amendment and other than those related to such amendment or termination), and, except as set forth in the Disclosure Schedule, the assets of each Business Plan may be converted at any time to cash without incurring or giving rise to any market rate adjustment, surrender fee or other liability or cost.

2.17 ENVIRONMENTAL MATTERS.

                 (a) When used in this Agreement, the following terms have the meanings provided below.

                           (i)      "CERCLA" shall mean the Federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and in effect on the Closing Date.

                           (ii)     "RELEASE" shall have the meaning assigned to
that term in CERCLA.

                           (iii) "ENVIRONMENT" shall have the meaning assigned
to that term under CERCLA.

                           (iv)     "MATERIALS OF ENVIRONMENTAL CONCERN" means
any hazardous substance, pollutant or contaminant, as those terms are defined under CERCLA, solid waste and hazardous waste, as those terms are defined in the Federal

Resource Conservation and Recovery Act (as in effect on the Closing Date), and oil, petroleum and petroleum products.

                           (v)      "ENVIRONMENTAL LAW" means any federal,
state, provincial, or municipal statute, rule, regulation or environmental permit issued by a Governmental Entity as in effect on the Closing Date relating to the Environment or occupational health and safety, including, without limitation, any statute or regulation pertaining to (A) treatment, storage, disposal, transportation or generation of Materials of Environmental Concern;
(B) air, water and noise pollution; (C) groundwater and soil contamination; or
(D) the Release or threatened Release of Materials of Environmental Concern.

                           (vi)     "ENVIRONMENTAL MATTERS" means any legal
obligation or liability arising under Environmental Law.

                           (vii)    "OFF-SITE LIABILITIES" means Environmental
Matters and/or liability arising under common law resulting from any transportation, treatment, storage, disposal or Release, or the arrangement therefor, of any Materials of Environmental Concern by the Business or any of their respective Affiliates, agents, contractors or predecessors in interest, to or at any property, location, site or facility other than a Business Property.

                           (viii)   "BUSINESS PROPERTIES" means the real
property subject to the Leases.

                 (b) To Seller's knowledge, except as described or identified in the Disclosure Schedule or in a document listed in the Disclosure
Schedule:

                           (i)      the Business's operations at the Business
Properties are in compliance with applicable Environmental Laws, except for any failures to comply with Environmental Laws that would not reasonably be expected to have a Business Material Adverse Effect;

                           (ii)     there is no pending civil or criminal
litigation, written notice of violation or formal administrative proceeding, investigation or information request relating to any Environmental Law involving any of the Business Properties or any property formerly owned or operated by the Business, except for such litigation, notice, proceeding, investigation or information request that would not reasonably be expected to have a Business Material Adverse Effect; and

                           (iii)    SRT or Seller has those permits, licenses
and approvals required under Environmental Law to operate the Business Properties as currently operated by SRT or Seller, as the case may be, except for any such permits, licenses or approvals the absence of which would not reasonably be expected to have a Business Material Adverse Effect.

                 (c) To Seller's knowledge, except as described or identified in the Disclosure Schedule or in a document listed in the Disclosure
Schedule:

                           (i)      with respect to the Business Properties and
any property formerly owned or operated by SRT or Seller with respect to the Business, there is no existing or threatened order or claim requiring the investigation or remediation of a Release of Materials of Environmental Concern that would reasonably be expected to have a Business Material Adverse Effect; and

                           (ii)     with respect to SRT or Seller, there is no
existing or threatened claim for Off-Site Liabilities relating to the Business that would reasonably be expected to have a Business Material Adverse Effect.

                 (d) The Parties agree that the only representations and warranties of Seller herein as to any Environmental Matters are those contained in this Section 2.17. Without limiting the generality of the foregoing, Buyer specifically acknowledges that the representations and warranties contained in Sections 2.14, 2.18 and 2.19 do not relate to Environmental Matters.

2.18 LEGAL COMPLIANCE. To Seller's knowledge, each of SRT and (with respect to the Business) Seller is in compliance with all material applicable laws (including rules and regulations thereunder) of any federal, state or foreign government, or any Governmental Entity, currently in effect with respect to the Business. Neither Seller nor SRT has received written notice of any material pending action, suit, proceeding, hearing, investigation, claim, demand or notice relating to the Business alleging any failure to so comply.

2.19 PERMITS. To Seller's knowledge, (a) neither SRT nor Seller is in violation of or default under any permit, license, franchise or authorization from any Governmental Entity used in its business or operations as presently conducted and material to the business or operations of the Business (collectively, the "PERMITS") and (b) no Permit will be revoked, terminated prior to its normal expiration date or not renewed solely as a result of the consummation of the transactions contemplated by this Agreement.

 2.20 ENTIRE BUSINESS. Except for the Excluded Assets and the
Deferred Items, the Acquired Assets, the assets of SRT and the SRT Stock collectively are, when utilized by a labor force substantially similar to that employed by SRT and Seller in connection with the Business on the date hereof, adequate to conduct the Business in all material respects as currently conducted.

2.21 BROKERS' FEES. Neither Seller nor SRT has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.22 INSURANCE. The Disclosure Schedule lists each material insurance policy maintained by Seller or SRT that relates or provides coverage with respect to any Acquired Assets, the assets of SRT or the Business (the "BUSINESS POLICIES"). All of such Business Policies are in full force and effect and, to Seller's knowledge, neither Seller nor SRT is in material default with respect to its obligations under any of such Business Policies.

2.23 BUSINESS RELATIONSHIPS WITH AFFILIATES. The Disclosure Schedule lists any written agreements with respect to the Business whereby any Affiliate (other than SRT) of Seller directly or indirectly (a) owns any property or right, tangible or intangible, which is used in the Business, (b) owes any money to Seller or is owed money by Seller or (c) has any other business or contractual relationship with Seller.

2.24 Suppliers and Customers; Accounts Receivable.

                 (a) The Disclosure Schedule sets forth the 20 largest suppliers and the 20 largest customers of Seller with respect to Nicolet's Business and SRT, in each case for the fiscal year ended January 1, 2000. During the fiscal year ended January 1, 2000, none of such 20 largest suppliers or 20 largest customers has canceled or materially and adversely modified its agreement or commitment with Seller with respect to Nicolet's Business or SRT to supply or purchase products or services. Neither Seller nor SRT has received written notice that any such supplier or customer intends to cancel or otherwise materially and adversely modify its relationship with SRT or Seller with respect to the Business or to limit materially its services, supplies or materials to SRT or Seller with respect to the Business, or its usage or purchase of the services and products of the Business.

                 (b) The Disclosure Schedule sets forth a list, as of a recent practical date as set forth therein, of all accounts receivable of SRT and (with respect to the Business) Seller relating to products manufactured, sold or serviced by the Business and services provided by the Business and an aging thereof.

2.25 Product Warranties. The Disclosure Schedule sets forth a description of the standard warranties offered by Seller and SRT with respect to the products manufactured, sold or serviced by the Business or the services provided by the Business (in each case, other than warranties, if any, under applicable law). Except as set forth in the Disclosure Schedule, neither Seller nor SRT has given any material warranties with respect to products manufactured, sold or serviced by the Business other than in the Ordinary Course of Business. The Disclosure Schedule sets forth a list, as of a recent practical date set forth therein, of all pending or, to the knowledge of Seller, threatened product warranty claims against Seller with respect to the Business or SRT, in each case in excess of $25,000 individually or $100,000 in the aggregate.

2.26 PHYSICAL PLANTS. To Seller's knowledge, (a) there are no material physical or mechanical defects in any of the real properties subject to the Leases, including without limitation the plumbing, heating, air conditioning, ventilation and electrical systems, (b) all such items are in good operating condition and repair, and (c) such properties are adequate to carry on the Business as presently conducted by Seller and SRT.

2.27 INVENTORY. All inventories of raw materials, works-in-process and finished goods of the Business were purchased, acquired or produced in the Ordinary Course of Business. The Disclosure Schedule sets forth a list, as of a recent practical date as set forth therein, of such raw materials.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as of the date hereof as follows:

3.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

3.2 AUTHORIZATION OF TRANSACTION. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Buyer and the performance by Buyer of this Agreement and its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement constitutes the valid and binding obligation of Seller, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

3.3 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Act, neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, will:

                 (a) conflict with or violate any provision of the charter or bylaws of Buyer;

                 (b) require on the part of Buyer any material filing with, or any material permit, authorization, consent or approval of, any Governmental Entity;

                 (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Buyer is a party or by which Buyer is bound or to which any of its assets are subject; or

                 (d) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets.

3.4 BROKER'S FEES. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.5 LITIGATION. There are no actions, suits, claims or legal, administrative or arbitratorial proceedings pending against, or, to Buyer's knowledge, threatened against, Buyer which would adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

3.6 INVESTMENT INTENT. Buyer is acquiring the SRT Stock for investment for its own account and not with a view to the distribution of any part thereof. Buyer acknowledges that the SRT Stock has not been registered under U.S. federal or any applicable state securities laws or the laws of any other jurisdiction and cannot be resold without registration under such laws or an exemption therefrom. Buyer further acknowledges that (a) it has knowledge and experience in financial and business matters, that it is capable of evaluating the merits and risks of an investment in the SRT Stock, and that it can bear the economic risk of an investment in the SRT Stock and (b) it has had the opportunity to conduct an independent due diligence review of the Business.

3.7 FINANCING. Buyer has, and at the Closing will have, sufficient sources of financing in order to consummate the transactions contemplated by the Agreement and to fulfill its obligations hereunder, including without limitation payment to Seller of the Purchase Price at the Closing.

3.8 SOLVENCY. Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, Buyer shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, Buyer shall have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the closing of any financing to be obtained by Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer.

3.9 NO KNOWLEDGE OF MISREPRESENTATION OR OMISSION. None of Craig Campbell, Lori Hannay, Paul Jones, Mike Schrader or Walter A. Shephard (collectively, "BUYER'S KNOWLEDGE PERSONS") has actual knowledge that any of the representations and warranties of Seller in this Agreement is not true and correct, and none of Buyer's Knowledge Persons has actual knowledge of any errors in, or omissions from, the Disclosure Schedule.

                                   ARTICLE IV

                                   [RESERVED]

                                    ARTICLE V

                                   [RESERVED]

                                   ARTICLE VI

                                 INDEMNIFICATION

6.1 INDEMNIFICATION BY SELLER. Subject to the terms and conditions of this
Article VI, from and after the Closing, Seller shall indemnify Buyer in respect of, and hold Buyer harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses, costs and expenses (including without limitation reasonable attorneys' fee and expenses) (collectively, "DAMAGES") incurred or suffered by Buyer or any Affiliate thereof:

                 (a) resulting from, relating to or constituting any (i) misrepresentation or breach of warranty of Seller contained in this Agreement or
(ii) failure to perform any covenant or agreement of Seller contained in this Agreement;

                 (b) resulting from, relating to or constituting Excluded Liabilities;

                 (c) resulting from, relating to or constituting any obligation of Seller to indemnify SteriGenics International, Inc. and RSI Leasing, Inc. for a misrepresentation or breach of warranty by Seller with respect to Section 4.15 "Environmental Matters" of that Asset Acquisition Agreement, dated December 27, 1997, by and among SteriGenics International, Inc. and RSI Leasing, Inc. and Seller;

                 (d) resulting from, relating to or constituting the failure to comply by Seller with the bulk transfer laws of any jurisdiction in connection with the sale by Seller of the Acquired Assets to Buyer pursuant to this Agreement (compliance by Seller with such bulk transfer laws being hereby waived by Buyer in consideration of Buyer's rights to indemnification hereunder for the failure to so comply by Seller with such bulk transfer laws);

                 (e) resulting from or relating to any claim by a third party against Seller, Thermo Electron Corporation, SRT, Nicolet or the Business to the extent based upon the failure by Seller to sell the Business to such third party; or

                 (f) resulting from or relating to any employee benefit plan maintained or contributed to by Seller or any ERISA Affiliate that is neither required to be maintained or contributed to by Buyer nor assumed by Buyer in connection with this Agreement (by operation of law, through the ownership of the SRT Stock or otherwise), including without limitation any liability arising from a complete or partial withdrawal from a multiemployer plan within the meaning of Section 2.16.

6.2 INDEMNIFICATION BY BUYER. Subject to the terms and conditions of this
Article VI, from and after the Closing, Buyer shall indemnify Seller in respect of, and hold Seller harmless against, any and all Damages incurred or suffered by Seller or any Affiliate thereof:

                 (a) resulting from, relating to or constituting (i) any misrepresentation, breach of warranty of Buyer contained in this Agreement or
(ii) failure to perform any covenant or agreement of Buyer contained in this Agreement;

                 (b) resulting from, relating to or constituting the conduct of the business or operations of the Business from and after the Closing;

                 (c) resulting from or relating to Buyer's 401(k) Plan following the completion of the transfer of assets and liabilities from Seller's 401(k) Plan (as defined in Section 10.8(c)) pursuant to Section 10.8(c);

                 (d) resulting from, relating to or constituting any obligations and liabilities of Seller assumed by Buyer pursuant to this Agreement or the Assumption Agreement or for which this Agreement provides that Seller has no responsibility;

                 (e) resulting from, relating to or constituting any obligations of Seller or its Affiliates (other than SRT) under any letters of credit and other borrowings of SRT that are or constitute Assumed Liabilities and are subject to any guarantee, covenant, indemnity, letter of comfort or similar assurance provided by Seller or its Affiliates (other than SRT) as of the Closing Date; or

                 (f) resulting from, relating to or constituting any obligations under the Leases from and after the Closing (other than as a result of any breach by Seller of any of its obligations to Buyer pursuant to this Agreement).

6.3      CLAIMS FOR INDEMNIFICATION.

                 (a) THIRD-PARTY CLAIMS. All claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party (as defined below) shall be made in accordance with the following procedures. A person entitled to indemnification under this Article VI (an "INDEMNIFIED PARTY") shall give prompt written notification to the person from whom indemnification is sought (the "INDEMNIFYING PARTY") of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the assertion in writing of any such claim by a third party. No delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder except to the extent of any Damages caused by or arising out of such delay. Within 30 days after delivery of such notification, the Indemnifying Party may, at its expense, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered "DAMAGES" for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed.

                 (b) PROCEDURE FOR OTHER CLAIMS. An Indemnified Party wishing to assert a claim for indemnification under this Article VI which is not subject to Section 6.3(a) shall deliver to the Indemnifying Party a written notice (a "CLAIM NOTICE") which contains (i) a description and the amount (the "CLAIMED AMOUNT") of any Damages incurred by the Indemnified Party (to the extent that such Damages can be accurately quantified at the time of the claim),
(ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages. Within 30 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (I) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (II) agree that the Indemnified Party is entitled to receive part, but not all of the Claimed Amount the "AGREED AMOUNT") (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or
(III) contest that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within 60 days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to a court of competent jurisdiction in accordance with the provisions of Section 11.14.

6.4 SURVIVAL.

                 (a) The representations and warranties of Seller and Buyer set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the fifteen-month anniversary of the Closing Date, at which time they shall expire. Notwithstanding the foregoing, (i) the representations and warranties of Seller contained in Sections 2.6 and 2.17 shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the first anniversary of the Closing Date, at which time they shall expire, (ii) the representations and warranties of Seller contained in Sections 2.1, 2.2 and 2.3 and of Buyer contained in Sections 3.1 and 3.2 shall survive the Closing and the consummation of the transactions contemplated hereby without limitation and
(iii) the representations and warranties of Seller contained in Section 2.9 shall survive the

Closing and the consummation of the transactions contemplated hereby and continue until the expiration of the applicable statute of limitations, at which time they shall expire.

                 (b) Any valid claim that is properly asserted in writing pursuant to Section 6.3 prior to the expiration as provided in Section 6.4(a) of the representation or warranty that is the basis for such claim shall survive until such claim is finally resolved and satisfied.

6.5 LIMITATIONS.

                 (a) Except with respect to claims (i) based on actual fraud or (ii) made pursuant to Section 6.2(b) or Article IX, the rights of the Indemnified Parties under this Article VI shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement or otherwise relating to the transactions that are the subject of this Agreement. Without limiting the generality of the foregoing sentence, in no event shall Buyer, its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated under this Agreement.

                 (b) Notwithstanding anything to the contrary contained in this Agreement, each of the following six limitations shall apply:

                           (i)      the aggregate liability of Seller for the
sum of all Damages under this Article VI shall not exceed an amount equal to $7,000,000, except in the case of any Damages resulting from, relating to or constituting any misrepresentation or breach of warranty by Seller with respect to Sections 2.2, 2.9 or Article IX, for which the aggregate liability of

Seller for the sum of all such Damages, together with all other Damages for which Seller may be liable under this Agreement, shall not exceed the Purchase Price;

                           (ii)     no individual claim or series of related
claims for indemnification under Sections 6.1(a) or 6.2(a) shall be valid and assertable unless it is (or they are) for an amount in excess of $5,000;

                           (iii)    Seller shall be liable under clause (a) of
Section 6.1 for only that portion of the aggregate Damages under clause (a) of
Section 6.1 which exceeds $600,000 (it being understood that Seller shall not be liable, in any event, for the first $600,000 of said Damages), except in the case of any Damages resulting from, relating to or constituting any misrepresentation or breach of warranty by Seller with respect to Section 2.9,
Article IX and the first sentence of Section 2.2(b);

                           (iv)     the amount of any Damages for which
indemnification is provided under this Article and Article IX shall be calculated net of any associated accruals or reserves reflected on the books of SRT and Nicolet as of January 1, 2000 or a related accrual or reserve created thereafter in the Ordinary Course of Business;

                           (v)      Seller shall not be liable for any Damages
under this Article VI resulting from, relating to or constituting any misrepresentation or breach of warranty in clauses (i) and (iii) of Section 2.17(b) unless the noncompliance or absence of a permit, license or approval that causes such misrepresentation or breach of warranty comes to Buyer's attention in the Ordinary Course of Business or is brought to Buyer's attention by a Governmental Entity (other than as a result of a voluntary disclosure by Buyer that is not required by Environmental Law or made in response to an inquiry by a Governmental Entity); and

                           (vi)     Seller shall not be liable for any Damages
under this Article VI resulting from, relating to or constituting any misrepresentation or breach of warranty in clauses (i) and (ii) of Section 2.17(c) unless (A) in the case of clause (i) of Section 2.17(c), either such claim that causes such misrepresentation or breach of warranty comes to Buyer's attention from a third party (other than an Affiliate of Buyer and other than as a result of a voluntary disclosure by Buyer that is not required by Environmental Law or made in response to an inquiry by a Governmental Entity) or the environmental condition of the property referred to in clause (i) of Section 2.17(c) comes to Buyer's attention in the Ordinary Course of Business and is such that the investigation or remediation of a Release of Materials of Environmental Concern is required by applicable Environmental Law or (B) in the case of clause (ii) of Section 2.17(c), the claim that causes such misrepresentation or breach of warranty is brought to Buyer's attention by a third party (other than an Affiliate of Buyer and other than as a result of a voluntary disclosure by Buyer that is not required by Environmental Law or made in response to an inquiry by a Governmental Entity);

PROVIDED, HOWEVER, that the foregoing limitations shall not apply to (A) (I) a claim described in paragraphs (b) through (f) of Section 6.1, (II) any liability, including without limitation Tax liability, resulting from or relating to any act or omission of Seller in connection with the repayment and/or cancellation of the SRT Promissory Note on or prior to the Closing or
(III) a failure by Seller to comply with the agreement by Seller in Section 10.11, for which, in the case of each of the foregoing clauses (I), (II) and
(III), the aggregate liability of Seller for the sum of all such Damages, together with all other Damages for which Seller may be liable under this Agreement, shall not exceed the Purchase Price, or (B) (I) a claim described in paragraphs (b) through (f) of Section 6.2, for which the aggregate liability of Buyer for the sum of all such Damages, together with all other Damages for which Buyer may be liable under this Agreement, shall not exceed the Purchase Price, or (II) any liability or Damages suffered by Seller resulting from or relating to any Deferred Items, including without limitation liability arising from the failure of Buyer to comply with the agreements by Buyer in Section 1.4.

                  (c) In no event shall any Indemnifying Party be responsible and liable for any Damages or other amounts under this Article VI that are consequential, in the nature of lost profits, diminution in value, damage to reputation or the like, special or punitive or otherwise not actual Damages; PROVIDED, HOWEVER, that this sentence shall not limit an Indemnifying Party's obligations to indemnify the Indemnified Party for any Damages owed or paid to a third party that are consequential, in the nature of lost profits, diminution in value, damage to reputation or the like, or special or punitive Damages, in each case only to the extent otherwise required pursuant this
Article VI (including without limitation the limitations set forth in Section 6.5). Buyer shall (and shall cause the Business to) use commercially reasonable efforts to minimize the Damages for which indemnification is provided to Buyer by Seller under this Article VI.

                  (d) Seller shall not have any right of contribution against the Business with respect to any breach by Seller of any of its representations, warranties, covenants or agreements. Effective as of the Closing, Buyer hereby waives and releases (and shall cause SRT to waive and release), any claim SRT may have against Seller or its Affiliates.

                  (e) The amount of any Damages for which indemnification is provided under this Article VI shall be reduced by any related recoveries to which the

Indemnified Party is entitled under insurance policies or other related payments received or receivable from third parties and any Tax benefits actually received by the Indemnified Party or any of its Affiliates or for which the Indemnified Party or any of its Affiliates is eligible on account of the matter resulting in such Damages or the payment of such Damages.

                  (f) Buyer agrees that to the extent any representation or warranty of Seller made in this Agreement is, to the actual knowledge of any of Buyer's Knowledge Persons on or prior to the Closing Date, untrue or incorrect, Buyer shall have no rights under this Article VI by reason of such untruth or inaccuracy. 6.6 TREATMENT OF INDEMNIFICATION PAYMENTS. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price.

                                   ARTICLE VII

                                   [RESERVED]

                                  ARTICLE VIII

                                   [RESERVED]

                                   ARTICLE IX

                                   TAX MATTERS

9.1      PREPARATION AND FILING OF TAX RETURNS; PAYMENT OF TAXES.

                  (a) Seller shall be responsible for the preparation and filing of all Tax Returns for Seller for all periods as to which Tax Returns are due after the Closing Date (including the consolidated, unitary, and combined Tax Returns for Seller which include the operations of the Business for any period ending on or before the Closing Date) and for all Tax

Returns of SRT for all taxable periods that end on or before the Closing Date. Such Tax Returns shall be prepared in a manner consistent with the last previous Tax Returns. Seller shall make or cause to be made all payments required with respect to any such Tax Returns except to the extent provided in Sections 1.4(b) and 1.4(d) hereof. Buyer shall promptly reimburse Seller for the amount of any such Taxes paid by Seller (i) to the extent such Taxes are attributable (as determined under Section 9.2 hereof) to periods following the Closing Date and
(ii) to the extent of any reserves for Taxes on the Most Recent Balance Sheet reduced by any subsequent payments of Taxes reflected in such reserves through the Closing Date and increased by the amount of any subsequent increases in such reserves in accordance with GAAP for Taxes attributable to the operation of the Business in the Ordinary Course of Business following the date of the Most Recent Balance Sheet through the Closing Date (as so adjusted, "TAX RESERVES").

                  (b) Buyer shall be responsible for the preparation and filing of all other Tax Returns for the Business. Buyer shall make all payments required with respect to any such Tax Returns; provided, however, that Seller shall promptly reimburse Buyer to the extent any payment Buyer is required to make relates to the operations of the Business for any period ending (or deemed pursuant to Section 9.2(b) to end) on or before the Closing Date to the extent such portion of the payment exceeds the amount of the Tax Reserves.

                  (c) Any Tax Return to be prepared and filed for taxable periods beginning before the Closing Date and ending after the Closing Date shall be prepared on a basis consistent with the last previous Tax Return, and Buyer shall consult with Seller concerning each such Tax Return and report all items with respect to the period ending on the

Closing Date in accordance with the instructions of Seller; provided, however, that if Buyer is advised by counsel that the filing of any Tax Return and the reporting on such Tax Return of any item in accordance with the instructions of Seller may subject Buyer to any penalties or fines, Buyer may file such Tax Return without regard to Seller's instructions relating to such item. Buyer shall provide Seller with a copy of each proposed Tax Return (and such additional information regarding such Tax Return as may reasonably be requested by Seller) at least 20 days prior to the filing of such Tax Return.

                  (d) Buyer shall be responsible for the payment of any transfer, sales, use, stamp, conveyance, value added, recording, registration, documentary, filing and other non-income Taxes arising in connection with the consummation of the transactions contemplated by this Agreement.

                  (e) Buyer shall be responsible for the payment of any and all Taxes not incurred in the ordinary course of business attributable to the acts or omissions of Buyer or Buyer's Affiliates occurring after the Closing on the Closing Date.

9.2      ALLOCATION OF CERTAIN TAXES.

                  (a) Buyer and Seller agree that if Seller or SRT is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, Buyer and Seller shall treat such day as the last day of a taxable period. Buyer and Seller agree that they will treat the Business as if it ceased to be part of the affiliated group of corporations of which Seller is a member within the meaning of Section 1504 of the Code, and any comparable or similar provision of state, local or foreign laws or regulations, as of the close of business on the Closing Date.

                  (b) Any Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date with respect to the Business shall be paid by Buyer, and the Taxes for such period shall be apportioned for purposes of Section 9.1 between Seller and Buyer based on the actual operations of the Business during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date, and for purposes of the provisions of Section 9.1 and 9.3, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period); PROVIDED, HOWEVER, that in the case of any Tax that is assessed on a periodic basis, (i) Seller shall be apportioned an amount of such Tax equal to the aggregate amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the portion of the Taxable period that ends on the Closing Date and the denominator of which is the total number of days in the Taxable period, and (ii) Buyer shall be apportioned the balance of such Tax.

9.3      REFUNDS AND CARRYBACKS.

                  (a) Seller shall be entitled to any refunds (including any interest paid thereon) or credits of Taxes attributable to taxable periods ending (or deemed pursuant to Section 9.2(b) to end) on or before the Closing Date.

                  (b) Buyer and/or its Affiliates, as the case may be, shall be entitled to any refunds (including any interest paid thereon) or credits of Taxes attributable to taxable periods beginning (or deemed pursuant to Section 9.2(b) to begin) after the Closing Date.

                  (c) Buyer shall forward to or reimburse Seller for any refunds (including any interest paid thereon) or credits due Seller after receipt thereof, and Seller shall promptly forward to Buyer or reimburse Buyer for any refunds (including any interest paid thereon) or credits due Buyer after receipt thereof.

                  (d) Buyer and Seller agree that, with respect to any Tax, SRT shall not carry back any item of loss, deduction or credit which arises in any taxable period ending after the Closing Date to any taxable period ending on or before the Closing Date.

9.4      COOPERATION ON TAX MATTERS; TAX AUDITS.

                  (a) Buyer and Seller and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one Party could reasonably require the assistance of the other Party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages to the extent related to the Business illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such Party's possession requested by the Party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation provision of powers of attorney for the purpose of signing Tax Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any applicable governmental authority responsible for the imposition of Taxes (the "Taxing Authority") which relate to the Business, and providing copies of all relevant Tax Returns to the extent related to the Business, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and Tax basis of property, which the requested Party may possess. Buyer and Seller and their respective Affiliates shall make their respective employees and facilities available on a mutually convenient basis to explain any documents or information provided hereunder.

                  (b) Seller shall have the right, at its own expense, to control any audit or examination by any Taxing Authority ("Tax Audit"), initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period ending on or before the Closing Date with respect to the Business. Buyer shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes with respect to the Business, including a potential liability for Taxes in taxable periods ending after the Closing Date as a result of a compromise, contest or concession by Seller in a taxable period prior to the Closing Date; provided that, with respect to (i) any state, local or foreign Taxes for any taxable period beginning before the Closing Date and ending after the Closing Date and (ii) any item the adjustment of which may cause Seller to become obligated to make any payment pursuant to Section 9.1(a) hereof, Buyer shall consult with Seller with respect to the resolution of any issue that would affect Seller, and not settle any such issue, or file any amended Tax Return relating to such issue, without the consent of Seller, which consent shall not be unreasonably withheld. Where consent to a settlement is withheld by Seller pursuant to this Section, Seller may continue or initiate any further proceedings at its own expense, provided that any liability of Buyer, after giving effect to this Agreement, shall not exceed the liability that would have resulted had Seller not withheld its consent.

9.5 TERMINATION OF TAX SHARING AGREEMENTS. All Tax sharing agreements or similar arrangements with respect to or involving the Business shall be terminated prior to the Closing Date and, after the Closing Date, Buyer and its Affiliates shall not be bound thereby or have any liability thereunder for amounts due in respect of periods ending on or before the Closing Date.

                                    ARTICLE X

                               FURTHER AGREEMENTS

10.1     ACCESS; RECORD RETENTION; COOPERATION.

                  (a) ACCESS. Subject to compliance with applicable laws and regulations regarding classified information and security clearance, following the Closing, each Party shall afford to the other Party and to the other Party's Affiliates, authorized accountants and counsel reasonable access (including using reasonable efforts to give access to third parties possessing information and providing reasonable access to its own employees who are in possession of relevant information) and duplicating rights during normal business hours in a manner so as to not unreasonably interfere with the conduct of business to (a) all non-privileged and non-trade secret records, books, contracts, instruments, documents, correspondence, computer data and other data and information (collectively, "INFORMATION") within the possession or control of such Party or its Affiliates and (b) as reasonably necessary, the other party's personnel, in each case under clauses (a) or (b) relating to the Business prior to the Closing, insofar as such access is reasonably required by the other Party in connection with the requesting party's obligations under this Agreement or with respect to the Business. Information may be requested under this Section 10.1(a) for, without limitation, financial reporting and accounting matters, preparing financial statements, preparing and filing of any Tax Returns, prosecuting any claims for refund, defending any Tax claims or assessment, preparing securities law or exchange filings, prosecuting, defending or settling any litigation, Environmental Matter or insurance claim, performing this Agreement and the transactions contemplated hereby, and all other proper business purposes. Each Party's obligations under this Section 10.1(a) shall continue for such period of time as is required by law for records to be maintained with respect to the subject matter of the request by the Party requesting access, but in any event for a period of two years after the Closing Date.

                  (b) REIMBURSEMENT. A Party providing Information or personnel to another Party under Section 10.1(a) shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may reasonably be incurred in providing such Information; PROVIDED, HOWEVER, that no such reimbursements shall be required for the salary or cost of fringe benefits or similar expenses pertaining to employees or directors of the providing Party or its Affiliates.

                  (c) RETENTION OF RECORDS. Except as otherwise agreed to in writing by the Parties, each Party shall (and shall cause its Affiliates to) use reasonable efforts to preserve all Information in its possession pertaining to the Business prior to the Closing for such period of time as is required by law for such Information to be maintained, but in any event for at least two years after the Closing Date. Notwithstanding the foregoing, in lieu of retaining any specific Information, any Party may offer in writing to the other Party to deliver such Information to the other Party and, if such offer is not accepted within 90 days, the offered Information may be disposed of at any time.

                  (d) PREPARATION OF SELLER FINANCIAL STATEMENTS. Following the Closing, Buyer shall cause the Business to provide to Seller and its Affiliates all information relating to the Business reasonably required for Seller and its Affiliates to prepare the financial statements of Seller and its Affiliates for all fiscal periods within the fiscal year ending

December 30, 2000. During the period of preparation of the audited accounts of Seller, Buyer shall use commercially reasonable efforts to ensure that Seller and its Affiliates (and their auditors) will be provided with reasonable access to the Business, its financial management, including the financial directors of each Business and any accountant's work papers, and their books, accounts and records and will be able to review the work being carried out in accordance with this Section.

                  (e) CONFIDENTIALITY. Each of Buyer and Seller shall hold, shall cause its direct and indirect majority-owned subsidiaries to hold, and shall use reasonable efforts to cause its consultants and advisors to hold, in strict confidence all Information concerning the other furnished to it by the other Party or the other Party's representatives pursuant to this Section 10.1 (except to the extent that such Information (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving Party in violation of the terms of this Section 10.1, (ii) was within the possession of the receiving Party prior to it being furnished to the receiving Party by or on behalf of the other Party pursuant hereto, provided that the source of such information was not known by the receiving Party at the time of receipt to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other Party or any other party with respect to such information, (iii) is or becomes available to the receiving Party from a source other than the other Party, provided that such source is not, to the knowledge of the receiving Party at the time of receipt, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other Party or any other party with respect to such information, or (iv) was or is independently developed by the receiving Party without utilizing any Information or violating any of the receiving Party's obligations under this Agreement), and each Party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose such Information by judicial or administrative process or by other requirements of law or so as not to violate the rules of any stock exchange; PROVIDED, HOWEVER, that in the case of disclosure compelled by judicial or administrative process, the disclosing Party shall (to the extent permitted by applicable law) notify the non-disclosing party promptly of the request or requirement so that the non-disclosing party may seek an appropriate protective order or waive compliance with the provisions of this Section 10.1(e). If, in the absence of a protective order or the receipt of a waiver hereunder, a Party is compelled to disclose any Information by judicial or administrative process, such Party may so disclose the Information; provided, however, that, at the written request of the non-disclosing Party, the disclosing party shall use commercially reasonable efforts to obtain, at the expense of the non-disclosing Party, an order or other assurance that confidential treatment will be accorded to such portion of the Information required to be disclosed. Seller shall not disclose any Information to any of its Affiliates that is not a direct or indirect majority-owned subsidiary of Seller unless such Affiliate shall agree to keep such Information confidential in accordance with the provisions of this Section 10.1(e).

10.2 DIRECTOR AND OFFICER INDEMNIFICATION. Buyer shall not take any action to alter or impair any exculpatory or indemnification provisions, now existing in the charter or bylaws of SRT, for the benefit of any individual who served as a director or officer of SRT at any time prior to the Closing Date, except for any changes that may be required to conform with changes in applicable law and any changes that do not affect the application of such provisions to acts or omissions of such individuals prior to the Closing Date.


10.3 COVENANT NOT TO COMPETE. During the period commencing on the Closing Date and continuing until the third anniversary of the Closing Date (the "NONCOMPETITION PERIOD"), Seller shall not (and shall cause each Noncompetition Party (as defined below) not to), directly or indirectly own, manage, operate or control any business in competition with the business activities conducted by the Business on the Closing Date (a "COMPETITIVE BUSINESS"); provided, however, that the foregoing covenants shall not prohibit, or be interpreted as prohibiting, any Noncompetition Party from:

                  (a) continuing anywhere in the world in any type of business conducted by any Noncompetition Party on the date hereof, which is not part of the Business (Seller hereby acknowledging that, on the date hereof, it conducts no Competitive Business anywhere in the world);

                  (b) entering into any relationship with a person or entity not owned, managed, operated or controlled by any Noncompetition Party for purposes primarily unrelated to a Competitive Business;

                  (c) making equity investments in publicly owned companies which conduct a Competitive Business, provided such investments do not result in ownership of more than 5% of any such Competitive Business by any Noncompetition Party; or

                  (d) acquiring any person or entity which conducts a Competitive Business if either:

                           (i)      in the calendar year prior to such
acquisition, the revenues of such person or entity from its Competitive Business do not constitute more than 15% of the total revenues of such person or entity; or

                           (ii)     the applicable Noncompetition Party promptly
commences and thereafter completes the total divestiture of such Competitive Business not later than 12 months after such acquisition. For purposes of the Agreement, "NONCOMPETITION PARTY" means each of Seller and any direct or indirect majority-owned subsidiaries of Seller while (but only while) such entity is a direct or indirect majority-owned subsidiary of Seller. Seller shall use reasonable efforts to cause each of its Affiliates to be bound by the provisions of this Section 10.3 as if it were a Noncompetition Party for so long as such Affiliate remains an Affiliate of Seller.

10.4 NON-SOLICITATION. During the Noncompetition Period, without the prior written consent of Buyer, Seller shall not (and shall cause each Noncompetition Party not to), directly or indirectly, solicit for the purpose of employment any person who was employed by the Business on the Closing Date and who continues to be so employed immediately preceding such solicitation; PROVIDED, HOWEVER, that the foregoing shall not prohibit Seller or any of its Affiliates from placing any general advertisements for employees so long as such general advertisements are not expressly directed to any employees of the Business or from hiring or engaging any employee in response thereto or from hiring any person who initiates, directly or indirectly, discussions with Seller or any of its Affiliates regarding potential employment.

10.5 DISCLOSURE GENERALLY. Any information furnished in the Disclosure Schedule shall be deemed to modify all of Seller's representations and warranties. The inclusion of any information in the Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Business, has or would have a Business Material Adverse Effect, or is outside the Ordinary Course of Business. For purposes of this Agreement, the terms "to Seller's knowledge," "known by Seller" or other words of similar meaning shall mean the actual knowledge of (i) Barry Howe, Ronald Lindell, Bruce Johnson and Fred Schlieper, (ii) solely with respect to SRT's Business, James Costa, and (iii) solely with respect to Nicolet's Business, Richard Daly, in each case without any obligation of investigation, and shall not refer to the knowledge of any other person or entity.

10.6 ACKNOWLEDGMENTS BY BUYER. Buyer acknowledges that it has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Business and, in making its determination to proceed with the transactions contemplated by this Agreement, Buyer has relied on the results of its own independent investigation and the representations and warranties of Seller expressly and specifically set forth in Article II of this Agreement, including the Disclosure Schedules. SUCH REPRESENTATIONS AND WARRANTIES BY SELLER CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SELLER TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE WHETHER EXPRESS, IMPLIED OR STATUTORY (INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL

CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE BUSINESS AND ANY SET FORTH IN THE CONFIDENTIAL OFFERING MEMORANDUM PREVIOUSLY DELIVERED TO BUYER) ARE SPECIFICALLY DISCLAIMED BY SELLER. BUYER ALSO ACKNOWLEDGES THAT, EXCEPT IN THE CASE OF ACTUAL FRAUD, ITS SOLE AND EXCLUSIVE RECOURSE IN RESPECT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IS TO ASSERT RIGHTS OF BUYER PURSUANT TO ARTICLE VI AND ARTICLE IX.

10.7 CERTAIN INSURANCE MATTERS. Seller shall maintain, and shall not take any steps to prospectively or retrospectively cancel, buy-out or remove the Business or Seller as an additional named insured from, any and all Business Policies providing coverage for all periods prior to the Closing with respect to any events, occurrences or matters occurring prior to the Closing (the "OCCURRENCE-BASED BUSINESS POLICIES") (subject in each case to the deductibles, limits and other terms and conditions of such policies). Buyer shall be entitled to the benefit of, and Seller shall pay to Buyer, any amounts and/or recoveries received by Seller under any Occurrence-Based Business Policies in respect of any Assumed Liabilities (subject to the deductibles, limits and other terms and conditions of such policies).

10.8     CERTAIN EMPLOYEE BENEFITS MATTERS.

                  (a) PRE-CLOSING CONDUCT; OTHER LIABILITIES. Neither Seller nor SRT shall be under any obligation solely by reason of this Agreement to terminate the employment of any employee of SRT (an "SRT EMPLOYEE") or of Seller engaged in Nicolet's Business (a "NICOLET EMPLOYEE" and, together with an SRT Employee, a "BUSINESS EMPLOYEE") prior to the Closing Date. Buyer shall be liable for any amounts to which any Business Employee becomes entitled, as a result of, or in connection with, (i) the employment by Buyer of any Business Employee on or after the Closing Date and (ii) the termination by Buyer of employment of any Business Employee on or after the Closing Date.

                  (b) OFFER OF EMPLOYMENT; CONTINUATION OF EMPLOYMENT. The Parties hereto intend that there shall be continuity of employment with respect to all Business Employees. Buyer shall offer employment commencing on the Closing Date to all Nicolet Employees, including those on vacation, leave of absence, disability or layoff, on the terms set forth in Section 10.8(d). Buyer will give credit for past service of the Business Employees with Seller or SRT for purposes of participation under Buyer's standard benefit plans (to the extent that past service is relevant to participation in such plans) and for purposes of determining such employee's vested interest under such plans. Those persons who accept Buyer's offer of employment and who commence working with Buyer on the Closing Date shall hereafter be referred to, with respect to their period of employment by Buyer, as "TRANSFERRED EMPLOYEES."

                  (c) 401(k) PLAN TRANSFER. As soon as practicable after the Closing Date, Seller shall cause the transfer of (i) the account balances of the current and former Nicolet Employees who participate under the Nicolet Instruments Corporation Savings (401(k)) Plan

(the "SELLER'S 401(k) PLAN"), including outstanding loans of such persons and
(ii) assets having a value equal to said account balances to a profit-sharing plan maintained by Buyer which is qualified under Section 401(a) of the Code and which includes a cash or deferred arrangement which qualifies under Section 401(k) of the Code (the "BUYER'S 401(k) PLAN"), such balances and assets being referred to hereinafter as the "TRANSFERRED 401(k) ACCOUNTS." Buyer shall, prior to the Closing, notify Seller in writing of the identity of Buyer's 401(k) Plan and shall cause Buyer's 401(k) Plan to accept the transfers referred to in the prior sentence. The assets transferred shall consist of the assets allocated under Seller's 401(k) Plan to the accounts of current and former Nicolet Employees, including promissory notes evidencing outstanding loans of such persons. From and after the above-referenced account transfers, Buyer shall assume all responsibility for the management and administration of the Transferred 401(k) Accounts and Seller shall have no further obligations with respect thereto.

                  (d) COMPENSATION; EMPLOYEE BENEFITS; SEVERANCE PLANS. The Business Employees shall cease to participate in and to accrue further benefits under the Business Plans immediately prior to the Closing Date and Seller or SRT shall arrange for any amendments, notices and filings necessary in connection with such cessation. On the Closing Date, Buyer shall provide each Transferred Employee and each SRT Employee who continues his or her employment with SRT or Buyer after the Closing Date with (i) the opportunity to participate in Buyer's standard benefit arrangements (including without limitation bonus arrangements) ("BUYER'S PLAN") in accordance with paragraph (b) above and (ii) salaries that are not less than pre-closing salaries for such employees.

                  (e) WELFARE PLANS. With respect to any Buyer Plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA) or any Buyer Plan that would be a "welfare benefit plan" (as defined in Section 3(1) of ERISA) if it were subject to ERISA, Buyer shall, with respect to each Transferred Employee and SRT Employee, (i) cause to be waived any pre-existing condition limitations that affect such employees or their beneficiaries, (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by Seller or SRT immediately prior to the Closing Date and (iii) recognize all credited service for purposes of eligibility and vesting and level of benefits (but not for purposes of benefit accrual except to the extent otherwise provided under the terms of the plan) to the same extent such service was recognized under similar plans maintained by Seller or SRT immediately prior to the Closing Date. Buyer shall make appropriate arrangements to allow the use by Transferred Employees and SRT Employees of any accrued benefits under any cafeteria plan (as defined in Section 125 of the Code) which was maintained by Seller or any of its Affiliates for such Transferred Employees or SRT Employees.

                  (f) ACCRUED SICK TIME; VACATION. All accrued but unused sick time to which any Transferred Employee or SRT Employee is entitled pursuant to the sick policies applicable to such Transferred Employee or SRT Employee immediately prior to the Closing Date (the "SICK POLICIES") shall be forfeited, and each Transferred Employee and SRT Employee shall thereafter accrue sick time pursuant to Buyer's sick time policies; PROVIDED that such forfeiture does not give rise to liability, and PROVIDED FURTHER that if any such liability does arise, then in lieu of the foregoing, Buyer shall assume the liability for allowing each

Transferred Employee and SRT Employee with any accrued but unused sick time referred to above to use such sick time on or prior to December 31, 2000, at which date all such remaining time shall be forfeited and prior to such date Buyer shall not place unreasonable restrictions on the ability of any such Transferred Employee or SRT Employee to use such accrued sick time. Buyer shall promptly reimburse Seller for the entire cost that Seller incurs in connection with the satisfaction of vacation liabilities (including without limitation, vacation liabilities for SRT Employees) that become due and payable as a result of the transactions contemplated by this Agreement. Notwithstanding any other provision of this Agreement, no Transferred Employee or SRT Employee with respect to whom vacation liability has been paid by Seller under the preceding sentence or by Buyer after the Closing shall accrue vacation leave under Buyer's policies based on service prior to the Closing; PROVIDED, HOWEVER, that the foregoing shall not be deemed to limit Buyer's obligations under the penultimate sentence in Section 10.8(b).

                  (g) U.S. WARN ACT. Buyer agrees to provide to any Transferred Employee or SRT Employee any required notice under the Worker Adjustment and Retraining Notification Act ("WARN") and any other applicable law and to otherwise comply with any such statute with respect to any "plant closing" or "mass layoff' (as defined in WARN) or similar event affecting Transferred Employees or SRT Employees and occurring on or after the Closing Date or arising as a result of the transactions contemplated hereby. Buyer shall indemnify and hold harmless Seller and its Affiliates with respect to any liability relating to Transferred Employees or SRT Employees under WARN or other applicable law arising from the actions (or inactions) of Buyer or its Affiliates on or after the Closing Date or arising as a result of the transactions contemplated hereby.

                  (h) U.S. COBRA. Buyer agrees to provide any required notice under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") and any other applicable law on or after the Closing Date relating to Transferred Employees or SRT Employees. Buyer shall indemnify and hold harmless Seller and its Affiliates with respect to any liability under COBRA or other applicable law relating to Transferred Employees or SRT Employees arising from the actions (or inactions) of Buyer or its Affiliates on or after the Closing Date or arising as a result of the transactions contemplated hereby.

10.9 RESIGNATIONS. Effective upon the Closing, Seller shall cause all of its own employees, directors and attorneys and all of its Affiliates' (other than SRT) employees, directors and attorneys to resign from the board of directors of SRT and from all positions as executive officers of SRT.

10.10 FURTHER ASSURANCES. At any time and from time to time after the Closing, as and when requested by a Party hereto and at such Party's expense, the other Party shall promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other Party may reasonably request to evidence and effectuate the transactions contemplated by this Agreement. Upon the request of Seller, Buyer shall arrange for replacement arrangements (which shall include a full and complete release of Seller and its Affiliates (other than SRT)), including, to the extent required, guarantees and letters of comfort, reasonably satisfactory to Seller with respect to all letters of credit and other borrowings of the Business which are subject to any guarantee, covenant, indemnity, letter of comfort or similar assurance provided by Seller or any of its Affiliates (other than SRT) as of the Closing Date.

10.11 BANK ACCOUNT RECONCILIATION. Upon the written request of Buyer accompanied by documentation in reasonable detail made no earlier than 30 days after the Closing Date, Seller shall promptly reimburse Buyer for any and all checks written on or before the Closing by any of Seller, Nicolet or SRT and drawn on any Business Bank Account (other than the Business Payroll Accounts) after the Closing.

10.12 FACILITY LEASES. Buyer shall not assign, amend or modify the Leases with respect to the Facility in a manner that would in any way increase, or adversely affect, Seller's liability thereunder without Seller's prior written consent, which consent shall not be unreasonably withheld. The Parties agree that, in connection with a request by Buyer for Seller's consent in connection with such an assignment, amendment or modification of such a Lease, a requirement by Seller to be released of all liability with respect to such Lease shall not be unreasonable.

10.13 USE OF NAME FOR TRANSITION PERIOD. Seller hereby grants and Buyer hereby accepts a royalty-free, worldwide exclusive right and license to use the name "Nicolet Imaging Systems" for a period of two years after the Closing Date in connection with the conduct by Buyer of Nicolet's Business, as Nicolet's Business was conducted on the Closing Date, including without limitation the grant of the non-exclusive right and license to use the name "Nicolet Imaging Systems" to Buyer's distributors if necessary or useful for the promotion and sale of products of Nicolet's Business. The license set forth in this Section
10.13 shall not (i) include any right to use the name "Nicolet" other than when used by Buyer exclusively in the name "Nicolet Imaging Systems" or (ii) prohibit Seller or any of its Affiliates from using during the term of the license the name "Nicolet Imaging Systems" when describing their former affiliation with Nicolet's Business. Buyer agrees that its use of the name "Nicolet Imaging Systems" shall be consistent with Seller's past practices in connection with Nicolet's Business and, with respect to such use, Buyer shall adhere to substantially similar quality standards to which Seller adhered immediately prior to the Closing. The Parties agree that the grant of the license under this Section constitutes a part of the consideration given by Seller in exchange for the Purchase Price.

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue (and each Party shall cause its Affiliates not to issue) any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by law, regulation or stock exchange rule (in which case the disclosing Party shall advise the other Party and the other Party shall have the right to review such press release or announcement prior to its publication).

11.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person (including with respect to any employee or former employee of Seller, Buyer or any of their Affiliates, any Transferred Employees and any Business Employees, any right to employment or contractual employment for any specified period) other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates; PROVIDED, HOWEVER, that the provisions of Article VI and
Section 10.2 are intended for the benefit of the entities and individuals specified therein and their respective legal representatives, successors and assigns.

11.3 ACTION TO BE TAKEN BY AFFILIATES. The Parties shall cause their respective Affiliates to comply with all of the obligations specified in this Agreement to be performed by such Affiliates. Prior to the Closing, SRT will be deemed to be an Affiliate of Seller and not of Buyer. Following the Closing, SRT will be deemed to be an Affiliate of Buyer and not of Seller.

11.4 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) and the Confidentiality Agreement, dated September 16, 1999, previously entered into between Buyer and Seller (the "CONFIDENTIALITY AGREEMENT"), and
Section 1 (and no other provision) of the letter of intent, dated January 20, 2000, between Buyer and Seller (the "LETTER OF INTENT"), constitute the entire agreement between Buyer, on the one hand, and Seller, on the other hand. This Agreement supersedes any prior understandings, agreements, or representations by or between Buyer, on the one hand, and Seller, on the other hand, whether written or oral, with respect to the subject matter hereof (other than the Confidentiality Agreement and Section 1 (and no other provision) of the Letter of Intent).

11.5 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party. Notwithstanding the foregoing, Buyer may, by prior written notice to Seller, assign some or all of its rights, interests and/or obligations hereunder (including under Section 1.1(a)) to one or more Affiliates of Buyer (each, a "DESIGNATED TRANSFEREE"); provided that (i) as a condition of such assignment the Designated Transferee agrees to be bound by the provisions of this Agreement and (ii) no such assignment shall relieve Buyer of any of its obligations hereunder. If Buyer so assigns any of its rights, interests and/or obligations hereunder to one or more Designated Transferees, unless the context otherwise requires, all references herein to Buyer shall mean and include both Buyer and any and all such Designated Transferees.

11.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

11.7 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.8 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered one business day after it is sent by (a) a reputable courier service guaranteeing delivery within one business day or (b) telecopy, provided electronic confirmation of successful transmission is received by the sending Party and a confirmation copy is sent on the same day as the telecopy transmission by certified mail, return receipt requested, in each case to the intended recipient as set forth below:

IF TO BUYER:                            COPY TO:

GenRad, Inc.                            Nutter McClennen & Fish, LLP
7 Technology Park Drive                 One International Place
Westford, Massachusetts 01886-0033      Boston, Massachusetts 02110
Telecopy:  (978) 589-7263               Telecopy:  (617) 310-9304
Attention: Walter A. Shephard, Chief    Attention:  Arthur R. Hofmann, Jr., Esq.
           Financial Officer



IF TO SELLER:                             COPIES TO:

ThermoSpectra Corporation                 Thermo Electron Corporation
8 East Forge Parkway                      81 Wyman Street
Franklin, Massachusetts 02038             P.O. Box 9046
Telecopy:  (508) 520-4881                 Waltham, MA  02254-9046
Attention: Barry S. Howe, President and   Telecopy:  (617) 622-1283
           Chief Executive Officer        Attention:  General Counsel

                                          Hale and Dorr LLP
                                          60 State Street
                                          Boston, MA  02109
                                          Telecopy:  (617) 526-5000
                                          Attention:  Hal J. Leibowitz, Esq.

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Massachusetts.

11.10 AMENDMENTS AND WAIVERS. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. 11.12 EXPENSES. Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Buyer shall bear the filing fees associated with filings under the Hart-Scott-Rodino Act.

11.13 SPECIFIC PERFORMANCE. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party may be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

11.14 SUBMISSION TO JURISDICTION. Each Party (a) submits to the exclusive jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other Party with respect thereto. Either Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11.8. Nothing in this
Section 11.14, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

11.15 BULK TRANSFER LAWS. Buyer acknowledges that Seller will not comply with the provisions of the bulk transfer laws of any jurisdiction in connection with the transaction contemplated by this Agreement.

11.16 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. All references to "$", "Dollars" or "US$" refer to currency of the United States of America.

11.17 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

11.18 FACSIMILE SIGNATURE. This Agreement may be executed by facsimile signature.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                              ThermoSpectra Corporation

                              By: /s/ BARRY HOWE, PRESIDENT
                                  --------------------------------------------


                              GenRad, Inc.

                              By: /s/ WALTER SHEPHARD, CHIEF FINANCIAL OFFICER
                                  --------------------------------------------

                 [SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT]